                                                                  EXHIBIT 10.23


                           CONVERTIBLE LOAN AGREEMENT

This convertible loan agreement (the "AGREEMENT") is entered into as of the 1 day of August 2001, by and between Emony Ltd., an Israeli private company (Reg. No. 51-260506-4) (the "COMPANY"); and the Lenders specified in ANNEX A hereto (each a "LENDER" and collectively, the "LENDERS").

        WHEREAS the Lenders are the holders of Series B Preferred Shares, par value NIS 0.01 each of the Company (the "PREFERRED B SHARES"), pursuant to a certain Share Purchase and Shareholders Agreement, dated October 10th, 2000 (the "SERIES B AGREEMENT"); and

        WHEREAS The parties wish that the Lenders shall grant the Company a convertible loan in the amount of US$2,150,000 (two million one hundred and fifty thousand U.S. Dollars) (the "LOAN AMOUNT"), all in accordance with and subject to the terms and conditions set forth in this Agreement below.

NOW, THEREFORE, the parties agree as follows:

1.      LOAN.

        a) On the later of August 1, 2001 or four business days following fulfillment of the conditions precedent specified in Section 2 of this Agreement (the "CONDITIONS PRECEDENT"), or such other date, time and place as the Company and the Lenders shall mutually agree ("CLOSING DATE"), each Lender shall grant the Company the portion of the Loan Amount as set forth opposite such Lender's name in Annex A hereto (each such portion a "LENDER'S LOAN AMOUNT").

        b) Payment of the Loan Amount shall be effected by way of bank transfer of the Loan Amount to the bank account the details of which are set forth below (the "ACCOUNT"), in U.S. dollars.

                First International Bank Branch #125

                Account # : 409-004200

        c) Notwithstanding the provisions of Section 1(b) above, an amount of US$1,000,000 (one million US Dollars) out of the Loan Amount shall be transferred by the Lenders (according to each Lender's portion in such US$1,000,000 amount as set forth opposite such Lender's name in Annex A hereto), to a new bank account to be opened by the Company for such purpose (the "SPECIAL ACCOUNT"), the details of which shall be provided to the Lenders prior to such transfer. Signatory rights in the Special Account shall be one signatory from Group A together with one signatory from Group B together with the stamp or the printed name of the
                Company:

                   Group A                          Group B
                   -------                          -------
                Rina Shiansky                   Michael Bar-Yosef
                Amit Frenkel                    Eyal Drami

        d) The Loan Amount shall bear interest at the rate of LIBOR for 6 month loans as quoted by Bank Leumi LeIsrael Ltd. plus 1.5% (one and a half percent) per annum, compounded monthly, commencing at the date of grant of the Loan Amount to the Company. Interest will be computed on the basis of a 365-day year for the actual number of days elapsed (the "INTEREST". The Loan Amount plus any accrued Interest shall be hereinafter referred to as the "LOAN").

2.      CONDITIONS PRECEDENT.

        As condition precedent to the grant of the Loan, the Company shall deliver to the Lenders the following documents:

        a) True and correct copy of a written resolutions of all the Company's shareholders in the form attached as ANNEX 2(a/1) hereto, resolving to: (i) create a new class of shares - Series B1 preferred Shares of NIS 0.01 each, with such rights as described in the New Articles (as defined below) ("SERIES B1 PREFERRED SHARES"), by way of converting 2,500,000 ordinary shares of NIS 0.01 each into 2,500,000 Series B1 preferred Shares; (ii) replace the Articles of Association of the Company (the "ARTICLES") with new Articles in the form attached as ANNEX 2(a/2) hereto ("NEW ARTICLES"), to reflect the creation of Series B1 Preferred Shares; together with duly complete notices to the Israeli Companies Registrar (the "REGISTRAR"), acceptable for immediate filing, of the resolutions described in this
                Section 2(a) in the form attached as ANNEX 2(a/3) hereto; (iii) dully approve this Agreement and any issuance of Series B1 preferred Shares pursuant to conversion of the Loan or any part thereof; In addition, the minutes of such meeting shall confirm that the audited financial statements as of the year ended December 31, 2000 have been presented to the shareholders of the Company.

        b) True and correct copies of resolutions of the Company's Board of Directors (the "BOARD") in the form attached as ANNEX 2(b) hereto, resolving to: (i) duly approve this Agreement; (ii) open the Special Account in accordance with the provisions of Section 1(c) above and (iii) approve the audited financial statements as of the year ended December 31, 2000, and the non-audited but reviewed Q1/2001 financial statements as of March 31, 2001.

        c) A certificate duly executed by, the controller of the Company, dated as of the Closing Date, in the form attached hereto as ANNEX 2(c) (the "COMPLIANCE CERTIFICATE");

        d) An Opinion of Eitan, Pearl, Latzer & Cohen-Zedek, Law Offices, counsel to the Company, in the form attached as ANNEX 2(d) hereto (the "OPINION"), duly signed and dated as of the Closing Date;

        e) A written waiver by the shareholders of the Company of any pre-emption, first refusal, anti-dilution and any other right they might have with respect to this Agreement and all transactions contemplated hereby, including without limitation, issuance of warrants and Series B1 preferred Shares, substantially in the form set forth as ANNEX 2(e);

        f) A written consent of all parties to a certain Registration Rights Agreement dated October 10th, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), that the provisions of the Registration Rights Agreement shall apply to any Series B1 Preferred Shares issued pursuant to conversion of the Loan or any part hereof, substantially in the form set forth as ANNEX 2(f);

        g)      Promissory Notes in the form attached as ANNEX 2(g) hereto; and

        h)      Warrants in the form attached as ANNEX 2(h) hereto.

        i) The approval of the Office of the Chief Scientist of the Ministry of Industry and Trade of the State of Israel and of the Investment Center.

3.      DISCHARGE OF REPAYMENT OBLIGATIONS

        The Loan shall be repaid by the Company to the Lenders in accordance with the following provisions:

        a) Unless converted pursuant to Section 3(b) below, the Loan shall be repaid to the Lenders in full (i.e. to each Lender the Lender's Loan Amount plus all accrued Interest) on September 30, 2002 (unless postponed with the prior written consent of the Lenders). The Loan shall not be pre-payable in whole or in part by the Company without prior written consent of the Lenders.

        b) Immediately prior to the closing of a Qualifying Investment (as defined below) the outstanding portion of the Loan at such time shall be automatically converted into Series B1 Preferred Shares of the Company at a conversion price of US$1.034 (one US Dollar three cents and four tenths of a cent) per share (the "CONVERSION PRICE") and subject to adjustments in price as a result of stock splits and/or distribution of bonus shares and/or other events as set hereunder. Until the eve of closing of a Qualifying Investment (as defined below), each Lender shall be entitled at any time through exercise of the warrant issued to such Lender pursuant to Section 2(h) above, to demand that the outstanding portion of the Loan shall be converted into Series B1 Preferred Shares of the Company at the Conversion Price and subject to adjustments in price as a result of stock splits and/or distribution of bonus shares and/or as other events as set hereunder.

                The Series B1 Preferred Shares issuable hereunder, when issued and allotted in accordance with this Agreement, and the Ordinary Shares issuable upon conversion of such shares, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive or similar rights; will have the rights, preferences and privileges set forth in the New Articles; will be free and clear of any pledges, liens, claims, encumbrances or third party rights of any kind, and duly registered in the name of the Lenders in the Company's shareholders register. The Company undertakes to maintain sufficient number of un-issued Series B1 Preferred Shares in order to comply with its obligations hereunder and to perform all actions required for the issuance to the Lenders of such

                Series B1 Preferred Shares within 14 days from receipt by the Company of each of the Lenders' written demand to such effect.

                Any other provision of this Agreement to the contrary notwithstanding, in the event that the Company closes one or more issuances of equity securities prior to a Qualifying Investment on terms more favorable to the investors than the terms of the conversion herein (including, without limitation, as to price and rights attached to such equity securities), then the Lenders shall be entitled to such more favorable terms as to the conversion hereunder. For avoidance of doubt, the shares issued following conversion of the Loan hereunder shall have all such favorable terms.

                In the event of a merger or sale of all or substantially all of the shares or assets of the Company prior to a Qualifying Investment or as part thereof, the Lenders shall be entitled (but not obliged) to convert the Loan into Series B1 Preferred Shares at a price per share to be based on a pre-money valuation of the Company equal to the lower of: (i) the pre-money valuation for purposes of the merger or sale of all or substantially all the shares or assets of the Company, or (ii) a conversion price of U.S.$1.034 (one U.S. Dollar and three cents and four tenths of a cent) per share.

                For purposes of this Agreement the term Qualifying Investment shall mean the closing of one or more investment transactions with aggregate net cash proceeds to the Company (excluding the amount of the conversion hereunder and excluding the amount of any other debt converted at such time into equity) of at least five million U.S. dollars ($5,000,000), at a price per share of at least the Conversion Price.

4.      DEFAULT AND ACCELERATION

        Without derogating from the Lenders' rights under this Agreement or under any law to other or additional remedies it is hereby agreed that:

        a) Any amount due to any Lender from the Company under this Agreement (including, without limitation, interest accrued by such date) which shall not be paid on its due date for payment under this Agreement, shall bear default interest at a rate of LIBOR for 6 month loans as quoted by Bank Leumi LeIsrael Ltd. plus 8% (eight percent) per annum, compounded monthly.

        b) The Loan (including, without limitation, interest accrued by such date) shall be due and payable at any time without any demand, immediately upon (i) the insolvency of the Company; (ii) the commission of any act of bankruptcy by the Company (iii) the execution by the Company of a general assignment for the benefit of creditors; (iv) the appointment of a receiver or trustee to take possession of a substantial portion of the property or assets of the Company; (v) the Company has entered into any insolvency, liquidation, receivership, arrangement with creditors or similar proceedings, or an attachment order was issued on all or a substantial part of the Company's assets,
                (vi) the Company is in at least 7 days delay in any of the repayments of the Loan set forth in Section 4(a) above, or (vii) the Company otherwise breaches any of its material obligations under this Agreement and does not cure such breach within 7 (seven) days from the Lenders' written notice to the Company of such breach.

        c) Payment of the Loan is secured by promissory notes substantially in the form attached as Annex 2(f) hereto, until the earlier of repayment in full or conversion in full of the entire Loan, in accordance with the terms of this Agreement.

5.      REPRESENTATIONS AND WARRANTIES

        a) The Company hereby represents and warrants to each of the Lenders that since the closing of the Series B Agreement there has not been any adverse material change in the Company's condition and that the representations and warranties detailed in Section 4 of the Series B Agreement are true and correct in all material aspects as of the date hereof, except for such changes as detailed in the Schedule of Exception, attached as ANNEX 5 hereto.

        b) The performance of this Agreement by the Company does not violate the provisions of any applicable law, and will not result in any breach of, or constitute a default under, any agreement or instrument to which the Company is a party or by which the Company is bound.

        c) No consents, authorizations or approvals of any kind of any governmental authority or other third party, which were not obtained prior to execution hereof, are required in connection with the execution or performance of this Agreement.

        d) The execution and performance of this Agreement by the Company have been duly authorized by all necessary action, and this Agreement has been duly executed and delivered by it. This Agreement is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

        e) Each of the Lenders hereby represents and warrants to the Company that its respective representations and warranties detailed in Section 5 of the Series B Agreement are true and correct in all material aspects as of the date hereof.

6.      COVENANTS OF THE COMPANY

        a) The Company shall use the proceeds of the Loan hereunder for working capital purposes, research and development and general corporate purposes, all in accordance with the Company's budget, as approved from time to time by its Board.

        b) So long as any principal or interest remains outstanding on the Loan, or until the Closing of a Qualifying Investment, the Company shall not, without the prior written consent of the Majority of the Lenders (as defined below): (i) take any of the actions specified in Article 10(b) of the New Articles; (ii) Take any loans in an aggregate amount of US$10,000 during each 12 months period from the Closing Date.

7.      MISCELLANEOUS

        a) Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Israel, and the competent courts in Tel-Aviv-Jaffa shall have sole and exclusive jurisdiction.

        b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes any previous agreement among the parties with respect to such subject matter. However, it is expressly stated that this Agreement does not amend, replace or supersede the Series B Agreement with respect to the subject matter thereof.

        c) Amendment. Any term of this Agreement may be amended, terminated or waived only by the Company and the Majority of the Lenders, as evidenced by a document in writing specifically referring to this Agreement. For purposes of this Agreement, the term "MAJORITY OF THE LENDERS" means Lenders whose aggregate Lender's Loan Amount is more than 50% of the Loan Amount.

        d) Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of the Majority of the Lenders. Any Lender shall be entitled to assign any of its rights, privileges and obligations hereunder to (i) any other Lender; (ii) any entity which controls, is controlled by, or is under common control with such Lender; (iii) as to any Lender which is a general or limited partnership, to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, and (iv) to any fund (or shareholder or partner of any such fund), or any beneficiary of a trust or an account or other arrangement, managed by such Lender or by the general partner or managing entity(ies) of such Lender or to an affiliate thereof. As condition precedent to any assignment as set in this Section 7(d) above, the assignee shall undertake in writing towards the Company all of such Lender's obligations under this Agreement and shall send a copy thereof to the Company and to the other Lenders.

        e) Taxes and Expenses. Each of the parties shall bear and pay the taxes and levies imposed on it (if at all) under any law in relation with this Agreement and the transactions contemplated therein, provided, however, that the Company shall bear and pay any stamp duty imposed in relation with the issuance of the Promissory Notes hereunder and upon conversion - the issuance of the respective Series B1 Preferred Shares and all transaction costs including without limitation legal fees of the Lenders.

        f) Notices. All notices and other communications made pursuant to this Agreement shall be in writing, addressed to each relevant party at its address set in Annex A hereto, and shall be conclusively deemed to have been duly given if: (i) delivered by hand, on the next business day; or (ii) in the case of delivery by recognized overnight courier, freight prepaid, four (4) business days after delivery; or (iii) in the case of a notice given by facsimile transmission, on the next business day after delivery if delivered by confirmed facsimile transmission.

        g) Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                           [Intentionally left blank]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.



/s/ SHARON PELEG
--------------------------------------
Emony Ltd.

By: SHARON PELEG
    ----------------------------------
Title: CTO
       ----------------------------------



/s/ AMIT FRENKEL    /s/ YITZHAK AVIDOR    /s/ AMIT FRENKEL    /s/ YITZHAK AVIDOR
--------------------------------------    --------------------------------------
Carmel Software Fund (Israel) LP          Carmel Software Fund (Cayman) LP


By: Amit Frenkel Yitzhak Avidor           By: Amit Frenkel Yitzhak Avidor
    ----------------------------------       -----------------------------------
Title: GP                                 Title: G.P.
       -------------------------------           -------------------------------



/s/ AMIT FRENKEL    /s/ YITZHAK AVIDOR    /s/ AMIT FRENKEL    /s/ YITZHAK AVIDOR
--------------------------------------    --------------------------------------
Carmel Software Fund (Delaware) LP        Carmel VC Ltd. (for Siemens Venture
                                          Capital GmbH)


By: Amit Frenkel Yitzhak Avidor           By: Amit Frenkel Yitzhak Avidor
   -----------------------------------       -----------------------------------
Title: G.P.                               Title: G.P.
      --------------------------------          --------------------------------


                                          /s/ AMIT FRENKEL    /s/ YITZHAK AVIDOR
--------------------------------------    --------------------------------------
Meir Barel                                Carmel Software Fund GbR

                                          By: Amit Frenkel Yitzhak Avidor
                                             ----------------------------------
                                          Title: G.P.
                                                -------------------------------



--------------------------------------    --------------------------------------
Clal Electronics Ltd. (for SPR Infinity   Backweb Technologies Ltd.
U Funds)


By:                                       By: /s/ [SIGNATURE ILLEGIBLE]
   -----------------------------------       -----------------------------------
Title:                                    Title: CEO
      --------------------------------          --------------------------------

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement as of the day and year first above written.




--------------------------------------
Emony Ltd.

By:
    ----------------------------------
Title:
       ----------------------------------




--------------------------------------    --------------------------------------
Carmel Software Fund (Israel) LP          Carmel Software Fund (Cayman) LP


By:
    ----------------------------------       -----------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------




--------------------------------------    --------------------------------------
Carmel Software Fund (Delaware) LP        Carmel VC Ltd. (for Siemens Venture
                                          Capital GmbH)


By:                                       By:
   -----------------------------------       -----------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------



--------------------------------------    --------------------------------------
Meir Barel                                Carmel Software Fund GbR

                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------




--------------------------------------    --------------------------------------
FBR Infinity II Ventures (Israel) L.P.    Backweb Technologies Ltd.



                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------


By: FBR Infinity II                       Venture Partners Ltd.
(general partner of the general
partner)


/s/ [SIGNATURE ILLEGIBLE]
--------------------------------------


FBR Infinity II Ventures L.P.

By: FBR Infinity II                       Venture Partners Ltd.
(general partner of the general
partner)

                                    ANNEX A

-------------------------------------------------------------------------------------------------------------------
Lender                      Address                                           Lender's Loan Amount
                                                            -------------------------------------------------------
                                                            Amount               Amount               Total Amount
                                                            transferred to       transferred to
                                                            ordinary account     Special Account
-------------------------------------------------------------------------------------------------------------------
Carmel Software Fund             Delta House,               $  224,283.00*       $  195,030.00        $  419,313.00
(Israel) LP*                     16 Hagalim Ave.,
                                 Herzeliya 46725
-------------------------------------------------------------------------------------------------------------------
Carmel Software Fund             c/o Carmel Software        $  276,967.00        $  240,841.00        $  517,808.00
(Cayman) LP                      Fund (Israel) LP
-------------------------------------------------------------------------------------------------------------------
Carmel Software Fund             c/o Carmel Software        $  120,949.00        $  105,173.00        $  225,122.00
(Delaware) LP                    Fund (Israel) LP
-------------------------------------------------------------------------------------------------------------------
Carmel VC Ltd. (for              c/o Carmel Software        $   39,852.00        $   34,653.00        $   74,505.00
Siemens Venture                  Fund (Israel) LP
Capital GmbH)
-------------------------------------------------------------------------------------------------------------------
Carmel Software Fund GbR         c/o Carmel Software        $   19,925.00        $   17,327.00        $   37,252.00
                                 Fund (Israel) LP
-------------------------------------------------------------------------------------------------------------------
FBR Infinity II                                             $  106,449.00        $   92,564.00        $  199,013.00
Ventures (Israel) LP
-------------------------------------------------------------------------------------------------------------------
FBR Infinity II                                             $   94,133.00        $   81,854.00        $  175,987.00
Ventures LP
-------------------------------------------------------------------------------------------------------------------
Backweb Technologies Ltd.        2077 Gateway Place,        $  267,442.00        $  232,558.00        $  500,000.00
                                 Suite 500, San Jose,
                                 CA 95110, USA
===================================================================================================================
Total                                                       $1,150,000.00        $1,000,000.00        $2,150,000.00
-------------------------------------------------------------------------------------------------------------------

All notices and communications to the Company made pursuant to the Agreement shall be addressed to:

Emony Ltd.                              With a copy to:
11 Amal St., Afek Industrial Park       Eitan, Pearl, Latzer & Cohen-Zedek
Rosh Ha'ayin 48092, Israel              7 Shenkar St., 2 Gav Yam Center
Facsimile: 972-3-9022434                Herzeliya, Israel
Attn.: Yoram Salinger                   Attn.: Dr. Ayal Shenhav

* an amount of US$200,000 was already transferred by Carmel Software Fund (Israel) LP to the Company on July 31, 2001 and shall be deemed part of such Lender's Loan Amount.

                                  ANNEX 2(a/1)

                                   EMONY LTD.
                                 NO. 51-260506-4

                         UNANIMOUS WRITTEN RESOLUTION OF
                             THE ORDINARY MEETING OF
                         THE SHAREHOLDERS OF THE COMPANY


The undersigned being all shareholders of Emony Ltd. (the "COMPANY"), having waived their right for a prior notice, do consent to the following written resolutions in lieu of a meeting in accordance with Article 51 of the Articles of Association of the Company.

IT WAS UNANIMOUSLY RESOLVED:

                           APPROVAL OF LOAN AGREEMENT

1. Resolved, to approve and ratify the resolution of the Board of Directors to enter into and execute the Convertible Loan Agreement between the Company and certain shareholders of the Company, substantially in the form attached as EXHIBIT A hereto (the "LOAN AGREEMENT") and all other agreements, documents and transactions contemplated thereby.

                    ARTICLES OF ASSOCIATION AND SHARE CAPITAL

2. Resolved, to replace the Company's Articles of Association with the Restated Articles of Association attached as EXHIBIT B hereto (the "RESTATED ARTICLES"), and thereby create a new class of shares - Series B1 Preferred Shares, par value NIS 0.01 each, bearing such rights as described in the Restated Articles.

3. Resolved, to convert 2,500,000 Ordinary Shares, par value NIS 0.01 each, to 2,500,000 Series B1 Preferred Shares, par value NIS 0.01 each, bearing such rights as described in the Restated Articles.

4. Further resolved, that upon conversion of the Loan Amount according to the Loan Agreement, into Series B1 Preferred Shares of the Company, the Company shall be authorized to issue to the Lenders (as described in the Loan Agreement) such amount of Series B1 Preferred Shares as derived from the terms of the Loan Agreement and the Restated Articles. Upon such issuance, the Preferred B1 Shares shall be dully and fully paid, non-assessable, free of preemptive or similar rights and free and clear of any pledges, liens, claims, encumbrances or third party's rights of any kind and duly registered in the Company's shareholders register.

                      FINANCIAL STATEMENTS AND ACCOUNTANTS

5. To approve that the Company's audited financial statements for the fiscal year ending December 31, 2000, attached as EXHIBIT C hereto, were presented to the shareholders.

6. To file an annual report with the Registrar of Companies, as required by the New Companies Law 5759-1999, and to authorize Amit Frenkel to execute the required documentation to give effect to this resolution.

7. To appoint the firm of Kost, Forer & Gabbay to serve as accountants of the Company for the fiscal year ending December 31, 2001 and to authorize the Board of Directors to fix remuneration of said accountants in accordance with the volume and nature of their services as customary within the Company's field of operation.


This written resolution may be executed in counterparts and all of them together shall constitute one and the same instrument. This resolution is executed effective as of the last date set forth below.

[Signature Pages Follow]

[Signature Page of Written Resolution of the Ordinary General Meeting of Emony Ltd.]


------------------------------------       ------------------------------------
Carmel Software Fund (Israel) LP           Carmel Software Fund (Cayman) LP

By:                                        By:
   ---------------------------------          ---------------------------------
Title:                                     Title:
      ------------------------------             ------------------------------
Date:                                      Date:
     -------------------------------            -------------------------------



------------------------------------       ------------------------------------
Carmel Software Fund (Delaware) LP         Carmel VC Ltd.
                                           (for Siemens Venture Capital GmbH)

By:                                        By:
   ---------------------------------          ---------------------------------
Title:                                     Title:
      ------------------------------             ------------------------------
Date:                                      Date:
     -------------------------------            -------------------------------


------------------------------------
Carmel Software Fund GbR

By: Carmel Software L.P.
    (Its General Partner)

By: Carmel Software Ltd.
    (Its General Partner)


By:
   ---------------------------------
Title:
      ------------------------------
Date:
     -------------------------------



------------------------------------       ------------------------------------
MEIR BAREL                                 Backweb Technologies Ltd.

Date:                                      By:
     -------------------------------          ---------------------------------
                                           Title:
                                                 ------------------------------
                                           Date:
                                                 ------------------------------



------------------------------------       ------------------------------------
SHARON PELEG                               INMAN B.V.

Date:                                      By:
     -------------------------------          ---------------------------------
                                           Title:
                                                 ------------------------------
                                           Date:
                                                 ------------------------------

[Signature Page of Written Resolution of the Ordinary General Meeting of Emony Ltd.]


------------------------------------       ------------------------------------
GADI GONEN                                 Jerusalem Hi-Tech Founders Ltd.


Date:                                      By:
     -------------------------------          ---------------------------------
                                           Title:
                                                 ------------------------------
                                           Date:
                                                 ------------------------------


------------------------------------       ------------------------------------
Clal Electronics Ltd.                      KH Trustees Ltd.
(for SPR Infinity II Funds)


By:                                        By:
   ---------------------------------          ---------------------------------
Title:                                     Title:
      ------------------------------             ------------------------------
Date:                                      Date:
     -------------------------------            -------------------------------

                                  ANNEX 2(a/2)

                           A COMPANY LIMITED BY SHARES

                           ARTICLES OF ASSOCIATION OF

                                   EMONY LTD.


PRELIMINARY

1. In these Articles of Association, unless the context otherwise requires the following expressions shall have the meaning which appears beside them:

ARTICLES - shall mean the Articles of Association of the Company as shall be in force from time to time.

CARMEL VENTURE FUNDS ENTITIES - shall mean any of the Carmel Venture Funds entities which is a part to the Share Purchase Agreement or to the Convertible Loan Agreement or any related entity which qualifies as a Permitted Transferee (as such term is defined in Article 26(d)), and holds Shares of the Company.

COMPANY - shall mean EMONY LTD.

CONVERTIBLE LOAN AGREEMENT - shall mean the Convertible Loan Agreement dated July __, 2001 by and between the Company and Preferred B Holders.

FOUNDERS - shall mean Gadi Gonen and Sharon Peleg.

INFINITY VENTURE FUNDS ENTITIES - shall mean any of the Infinity Venture Funds entities which is a part to the Share Purchase Agreement or to the Convertible Loan Agreement or any related entity which qualifies as a Permitted Transferee (as such term is defined in Article 26(d)), and holds Shares of the Company.

LAW - shall mean the Companies Law 5759-1999, as shall be in effect from time to time and any other law that shall be in effect from time to time with respect to companies and that shall apply to the Company.

OFFICE - shall mean the registered office of the Company as it shall be from time to time.

ORDINARY RESOLUTION - shall mean a resolution that requires a majority of more than fifty percent (50%) of the votes of the shareholders of the Company, present (in person or by proxy) at a shareholders meeting and entitled to vote, or, as the case may be, of the votes of the directors of the Company present (in person or by proxy) at a board of directors meeting and entitled to vote.

PREFERRED A HOLDERS - shall mean holders of Preferred A Shares of the Company.

PREFERRED A SHARES - shall mean the Series A Preferred Shares issued or to be issued by the Company.

PREFERRED B HOLDERS - shall mean holders of Preferred B Shares under the Share Purchase Agreement.

PREFERRED B SHARES - shall mean the Series B Preferred Shares issued or to be issued by the Company.

PREFERRED B1 HOLDERS - shall mean holders of Preferred B1 Shares pursuant to the Convertible Loan Agreement.

PREFERRED B1 SHARES - shall mean the Series B1 Preferred Shares issued or to be issued by the Company.

PREFERRED HOLDERS - shall mean the Preferred A Holders, the Preferred B Holders and the Preferred B1 Holders.

PREFERRED SHARES - shall mean the Preferred A Shares, the Preferred B Shares and the Preferred B1 Shares.

QUALIFIED IPO - shall mean an underwritten initial public offering of the Company's Ordinary Shares, in which the net cash proceeds to the Company are at least twenty million U.S. dollars ($20,000,000), at a price per share of at least US $5.16957 (subject to adjustments as a result of splits, distribution of bonus shares and other recapitalization).

SHARES - shall mean Ordinary Shares and Preferred Shares.

SHARE PURCHASE AGREEMENT - shall mean the Share Purchase and Shareholders Agreement dated October 10th, 2000 by and between the Company, Founders, Preferred A Holders and Preferred B Holders.

Words and expressions defined in the Memorandum of Association of the Company shall have the meanings defined therein.

In these Articles, subject to this Article 1 and unless the context otherwise requires, expressions defined in the Law, or any modification thereof in force at the date at which these Articles become binding on the Company, shall have the meanings so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the female, and words importing persons shall include bodies corporate. The titles of the articles are not part of the articles.

In the event that an article has been added to these Articles which contradicts an original article found in these Articles - the article added shall have precedence.

PRIVATE COMPANY

2. The Company is a private Company as defined under the Law, and accordingly -

        (a) the right to transfer the shares of the Company shall be restricted in the manner hereinafter appearing;

        (b) the number of the members of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company were while in that employment and have continued after the termination of that employment to be members of the Company) shall be limited to fifty, provided that, for the purposes of this provision, where two or more persons hold one or more shares in the Company jointly they shall be treated as a single member; and

        (c) no invitation shall be issued to the public to subscribe for any shares or debentures or debenture stocks of the Company.

LIMITED LIABILITY

        3. The liability of the shareholders for the Company's obligations is limited to the payment of the nominal value of the Company's shares, all subject to Sections 181 and 304 of the Law.

OFFICE

4. The registered office of the Company shall be at such place as the directors shall from time to time appoint.

THE CAPITAL

5. The share capital of the Company is comprised of NIS 175,000 divided into 8,932,000 Ordinary Shares, 1,068,000 Preferred A Shares, 5,000,000 Preferred B Shares and 2,500,000 Preferred B1 Shares, all of nominal value NIS 0.01 per share.

RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED SHARES

6. The rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Shares, are as set forth below.

7. DIVIDEND PREFERENCE.

The Preferred B1 Shares and Preferred B Shares shall confer upon the holders thereof a preference over holders of all other equity securities of the Company (including Preferred A Shares) in the event dividends are being distributed, to receive for each Preferred B1 Share and each Preferred B Share an amount to be accrued, from the date of issuance thereof until the date of distribution of such dividends, at the rate of eight (8) percent per annum, compounded annually, calculated on the USD$ price per share paid for each such Preferred B1 Share and Preferred B Share (subject to appropriate adjustments for recapitalizations and similar events). Thereafter, dividend distributions shall be effected on a pro-rata and pari passu basis, among the Company's Ordinary and Preferred Shareholders (on an as-converted basis).

8. LIQUIDATION.

Until a Qualified IPO, if the Company should be wound-up, in bankruptcy, liquidation, dissolution or similar proceeding, then subject to applicable law, all the assets of the Company available for distribution among its shareholders shall be distributed to them in the following order and preference:

        (a) First, each of the holders of Preferred B1 Shares shall be entitled to a per share distribution in the amount equal to five (5) times the price per share paid by each such holder, adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares (the "PREFERENCE B1"), plus an amount equal to the amount of any cash dividends declared by the Company but not distributed to the holders of Preferred B1 Shares prior to the distribution of the Preference B1. In the event that the assets of the Company available for distribution shall be insufficient to make such per share distributions, all of such assets shall be distributed pro rata among the holders of Preferred B1 Shares in proportion to the full Preference such holders would otherwise be entitled to receive hereunder. In the event that a closing of one or more investment transactions, with aggregate net cash proceeds to the Company (excluding the amount of any conversion pursuant to the Convertible Loan Agreement and excluding the amount of any other debt converted at such time into equity) of at least five million U.S. dollars ($5,000,000) at a price per share of at least US$1.034 (one US Dollar three cents and four tenths of a cent) (subject to adjustments as a result of splits, distribution of bonus shares and other recapitalization), the Preference B1 shall be reduced and become the same as the Preference B (as defined below).

        (b) Second, each of the holders of Preferred B Shares shall be entitled to a per share distribution in the amount equal to two (2) times the price per share paid by each such holder, adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares (the "PREFERENCE B"), plus an amount equal to the amount of any cash dividends declared by the Company but not distributed to the holders of Preferred B Shares prior to the distribution of the Preference B. In the event that the assets of the Company available for distribution (after distribution of Preference B1) shall be insufficient to make such per share distributions, all of such assets (after distribution of Preference B1) shall be distributed pro rata among the holders of Preferred B Shares in proportion to the full Preference such holders would otherwise be entitled to receive hereunder.

        (c) Third, after payment of the Preference B1 pursuant to Article 8(a) above and the Preference B pursuant to Article 8(b) above, the holders of Preferred A Shares shall be entitled to receive, in US dollars, the amount equal to the price per share paid for each Preferred A Share (as adjusted for any bonus shares, combinations or splits with respect to such shares) (the "PREFERENCE A"). In the event that the assets of the Company available for distribution (after distribution of Preference B1 and Preference B) shall be insufficient to make such per share distributions, all of such assets (after distribution of Preference B1 and Preference B) shall be distributed pro rata among the holders of Preferred A Shares in proportion to the full Preference such holders would otherwise be entitled to receive hereunder.

        (d) Forth, after payment of the Preference B1 pursuant to Article 8(a) above, the Preference B pursuant to Article 8(b) above and the Preference A pursuant to Article 8(c) above, the holders of Preferred Shares (on an as converted basis) and the holders of the Ordinary Shares shall be entitled to a per share distribution in proportion to the respective percentage holdings of all of the Ordinary Shares (on an as converted basis) (in addition to the amounts stipulated in Articles 8(a), 8(b) and 8(c)); provided, however, that the maximum amount to be distributed for each Preferred B1 Share (excluding the Preference
B1) shall be the higher of (i) five (5) times the purchase price per such Preferred B1 Share, or (ii) the amount which would be distributed per Preferred B1 Share if the provisions of this Article 8 were disregarded and all assets were distributed in proportion to the respective holdings of all of the Ordinary Shares (on an as-converted basis); provided, further, that the maximum amount to be distributed for each Preferred B Share (excluding the Preference B) shall be the higher of (i) two (2) times the purchase price per such Preferred B Share, or (ii) the amount which would be distributed per Preferred B Share if the provisions of this Article 8 were disregarded and all assets were distributed in proportion to the respective holdings of all of the Ordinary Shares (on an as-converted basis); and provided, further, that the maximum amount to be distributed for each Preferred A Share (excluding the Preference A) shall be the higher of (i) the purchase price per such Preferred A Share, or (ii) the amount which would be distributed per Preferred A Share if the provisions of this
Article 8 were disregarded and all assets were distributed in proportion to the respective holdings of all of the Ordinary Shares (on an as-converted basis).

        (e) Deemed Liquidation. For purposes of this Article 8, in addition to any liquidation, dissolution, or winding up of the Company under applicable law, the Company shall be deemed to be liquidated in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or substantially all of the Company's issued and outstanding share capital, to any other company, or any other entity or person, or in the event of a change in control (as defined below) (collectively, "DEEMED LIQUIDATION"). Upon any Deemed Liquidation of the Company as described in this Article 8(e), at the closing of the transaction at which the Company is deemed for purposes of this Article 8(e) to be liquidated, the holders of Preferred B1 Shares shall be paid in cash, securities or a combination thereof, an amount equal to the amount per Preferred B1 Share which would be payable thereto pursuant to this Article 8 if all consideration received by the Company and its shareholders in connection with such transaction was distributed in a liquidation of the Company and only thereafter, the holders of Preferred B Shares shall be paid in cash, securities or a combination thereof, an amount equal to the amount per Preferred B Share which would be payable thereto pursuant to this Article 8 if all consideration received by the Company and its shareholders in connection with such transaction was distributed in a liquidation of the Company. For the purpose of this Article 8(e), "CONTROL" shall mean having 50% or more of the voting rights or having the right to appoint 50% or more of the directors of the Company.

9. CONVERSION.

The holders of the Preferred Shares shall have conversion rights as follows (the "CONVERSION RIGHTS"):

        (a) Optional Conversion. Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company, into one fully paid and non assessable Ordinary Share (subject to adjustment as set herein) of the same par value.

        (b) Automatic Conversion of Preferred A Shares. Each Preferred A Share shall automatically be converted into one fully paid and non assessable Ordinary Share (subject to adjustment as set herein), upon the following: (i) at the election of holders of a majority of the then outstanding Preferred A Shares voting as a class, or (ii) the conversion into Ordinary Shares of the Preferred B Shares.

        (c) Automatic Conversion of Preferred B Shares. Each Preferred B Share shall automatically be converted into one fully paid and non assessable Ordinary Share (subject to adjustment as set herein), upon the following: (i) at the election of holders of a majority of the then outstanding Preferred B Shares voting as a class, or (ii) the consummation of a Qualified IPO.

        (d) Automatic Conversion of Preferred B1 Shares. Each Preferred B1 Share shall automatically be converted into one fully paid and non assessable Ordinary Share (subject to adjustment as set herein), upon the following: (i) at the election of holders of a majority of the then outstanding Preferred B1 Shares voting as a class, or (ii) the consummation of a Qualified IPO.

        (e) Before any holder of Preferred Shares shall be entitled (in the case of a conversion at such holder's option) to convert the same into Ordinary Shares, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice by mail, postage prepaid, to the Company at its principle corporate office, of the election to convert the same and shall state therein the name or names of any nominee for such holder in which the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder's option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with a Qualified IPO, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares. If the conversion is in connection with a Qualified IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such offer of securities. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver at such office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

        (f) The conversion rate of the Preferred Shares will be appropriately adjusted to the extent necessary for the holder thereof to maintain its proportionate equity interest in the Company on a fully diluted basis ("PROPORTIONATE ADJUSTMENT") in the event that the Company:

           (1) declares a dividend, or otherwise makes a distribution, only for the outstanding Ordinary Shares;

           (2) splits or otherwise reclassifies the outstanding shares into a greater or lesser number of shares;

           (3) is a party to any transaction (including, without limitation, a merger, consolidation, sale of substantially all of the company's assets, liquidation, or recapitalization of the shares) where the Shares are to be changed into or exchanged for different securities of the Company or ordinary shares/common stock or other securities of another corporation.

        (g) The Preferred B1 Holders and the Preferred B Holders shall be entitled to "full ratchet" anti dilution protection in accordance with the following provisions:

Upon each issuance (or deemed issuance, as described below), at any time prior to a Qualified IPO, by the Company of any Additional Shares (as defined herein) at a price per share lower than the original price per share of the Preferred B1 Shares and the Preferred B Shares (the "INITIAL CONVERSION PRICE") ("LOW PRICE OFFERING"), as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares, or as otherwise adjusted hereunder, the Initial Conversion Price of the Preferred B1 Shares and the Preferred B Shares shall automatically and without further action be adjusted (such adjusted Initial Conversion Price, as it shall be from time to time, shall hereinafter be termed the "ADJUSTED CONVERSION PRICE"), so that upon conversion of the Preferred B1 Shares or the Preferred B Shares, as the case may be, each holder thereof shall be entitled to be issued a number of additional Ordinary Shares (the "COVER SHARES"), according to the following formula:


                                  X = Y(A - B)
                                      --------
                                          B

                                     Where:

                                             X = The number of Cover Shares to
                                        be issued to the holders of Preferred B1
                                        Shares and the Preferred B Shares, as
                                        applicable

                                             Y = The number of Shares held by
                                        the holders of Preferred B1 Shares and
                                        Preferred B Shares, as applicable

           A = The Initial Conversion Price.

           B = The price of each Additional Share.

           (h) No fractional shares will be issued in connection with any issuance of Cover Shares according to Articles 9(a)(b)(c)(d)(f).

           (i) The consideration for the issuance of Additional Shares shall be deemed to be the amount of cash (including value of freely transferable securities traded on a recognized stock exchange) received therefor.

           (j) In the case of the issuance of options to purchase or rights to subscribe for Ordinary

Shares, or securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares, or upon the exchange or conversion of such security, shall be deemed to have been issued at the time of the exercise of such options, rights or securities, at a consideration equal to the consideration (determined in the manner provided in Articles 9(i) and 9(k), received by the Company upon the issuance of such options, rights or securities plus any additional consideration payable to the Company pursuant to the term of such options, rights or securities (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby.

           (k) For the purposes of this Article 9, the consideration for any Additional Shares shall be taken into account, at the U.S. Dollar equivalent thereof, on the day such Additional Shares are issued or deemed to be issued pursuant to Article 9(j).

           (l) "ADDITIONAL SHARES" shall mean any Ordinary Shares or Preferred Shares issued, or deemed to have been issued pursuant to Article 9(j), by the Company other than:

                (1) up to 1,653,000 (one million, six hundred fifty three thousand) Ordinary Shares, or such larger amount as approved by the Board, issued upon exercise of options granted to employees, consultants, officers and directors of the Company pursuant to stock purchase or stock option plans approved by the Board (including options granted prior to the date of closing of the Share Purchase Agreement);

                (2) any shares issuable under the Share Purchase Agreement to Preferred B Holders, including shares issuable to BackWeb Technologies Ltd. ("BACKWEB") and shares issuable upon exercise of any warrants pursuant to the Share Purchase Agreement ("WARRANTS");

                (3) any shares issuable under the Convertible Loan Agreement and upon exercise of the warrants issued thereunder;

                (4) any subdivision or combination of shares;

                (5) any distribution of bonus shares to all the shareholders of the company;

                (6) any Ordinary Shares issued upon conversion of Preferred Shares;

                (7) up to 105,000 Preferred A Shares issued to Yaacov Palevich upon exercise of the warrant issued by the Company on October 20, 1999 provided that concurrently with such issuance an equal number of ordinary shares held by Gadi Gonen shall be converted into Deferred Shares.

        (m) In the event of a Low Price Offering, prior to the exercise or expiry, as the case may be, of the Warrants, the Company's valuation for the purposes of determining the exercise price of the Warrants shall be adjusted downwards proportionally to reflect the new price per share determined in the Low Price Offering (the "LOW PRICE PER SHARE"), according to the following formula:

                                    X =  Y*A
                                        -----
                                          B

                                    Where:

                                             X = Company's new valuation for the
                                        purposes of exercise of the Warrants.

                                             Y = Company's valuation for the
                                        purposes of exercise of the Warrants
                                        pursuant to Section 3 of the Share
                                        Purchase Agreement.

                        A = The Low Price Per Share.

                        B = The original price per Preferred B Share.

        (n) No shareholder of the Company shall have any rights of first refusal, preemptive rights, anti-dilution, blocking or any other rights with respect to the issuance of the Cover Shares. In the event any such rights are nevertheless exercised, the number of Cover Shares to be issued to the Preferred B1 Holders and to the Preferred B Holders shall be increased by such number as is required to give such holders the full economic value of Articles 9(a)-(d), 9(f) or 9(g), as applicable.

        (o) The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 9 by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 9 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

        (p) Upon the occurrence of each adjustment or readjustment of the Conversion Price or the Adjusted Conversion Price pursuant to this Article 9, the Company, at is expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder entitled to adjustment or readjustment a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Adjusted Conversion Price, as the case may be, at the time in effect, and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

        (q) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (r) The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes.

10. VOTING RIGHTS; PROTECTIVE PROVISIONS.

        (a) In all shareholders' meetings, the holders of any of the classes of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as separate classes, except as provided by Article 10(b) below or as required otherwise by law. The holder of each share of Preferred Shares shall have the right to one vote for each share of Ordinary Shares into which such Preferred Shares could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

        (b) Until the consummation of a Qualified IPO, any action or resolution of the Company's general meeting or of the Company's Board of Directors (or any committee thereof), as applicable, regarding any of the following issues, shall require the consent of the majority of the holders of the then outstanding Preferred B1 Shares and the majority of the holders of the then outstanding Preferred B Shares: (1) amending the Memorandum, Articles of Association or other action which would have the affect of amending the rights, preferences or privileges of the Preferred B1 Shares or of the Preferred B Shares, as applicable; without derogating from the generality of the above, the provisions of this Sub-Article 10(b)(1) shall apply, amongst others, to amendment or cancellation of Articles 7, 8, 9, 10, 11, 12, 26, 27, 28, 31, 32, 52, 61(b); (2)
the issuance of Ordinary Shares or any further Preferred Shares or other securities with rights equal to or superior to the rights of the Preferred B1 Shares or of the Preferred B Shares, as applicable; (3) the merger of the Company or sale of substantially all the Company's assets; (4) increase in the number of the Company's directors to more than five; (5) declaration or payment of any dividend or other distribution of cash, shares, or other assets; (6) interested party transactions; (7) making any loans or advances to employees other than in ordinary course of business; (8) making any guarantee in excess of US$ 200,000 or not in the ordinary course of business;
(9) mortgaging, pledging or creating a security interest ("PLEDGE") on all or substantially all of the assets of the Company or a subsidiary, or on any of their material assets; (10) formation of or investment in any entity which is not wholly owned by the Company; (11) appointment and removal of executive management, including the CEO, and their employment terms; (12) making any material changes in the nature of the Company's business; (13) the appointment and removal of the Company's auditors; (14) any sale, transfer, license, or pledge or similar transaction (including waiver of rights) in relation to the Company's (including any subsidiary's) intellectual property, which is not made in the ordinary course of its business; and (15) approval of the annual operating plan and budget.

11. PREEMPTIVE RIGHTS.

        (a) Until a Qualified IPO, the Preferred Holders shall be entitled to preemptive rights to purchase, pro-rata, all of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. The pro rata share of the holders of Preferred Shares shall be the ratio of the respective number of Ordinary Shares held by each of them (on an as-converted basis) at the date of the Rights Notice (as defined below), to the sum of the total number of Ordinary Shares (on an as-converted basis) as of such date. The preemptive right herein shall be subject to the following provisions:

        (b) "NEW SECURITIES" shall mean any Ordinary Shares or preferred shares of any kind of the company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Ordinary Shares or preferred shares, and securities of any type whatsoever that are, or may become, convertible into said Ordinary Shares or Preferred Shares; provided, however, that New Securities shall not include: (i) Ordinary Shares or Preferred Shares issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (ii) up to 1,653,000 Ordinary Shares, or such larger amount as approved by the Board, issued pursuant to a share purchase or share option plan approved by the Board; (iii) Preferred B1 Shares issued pursuant to conversion under the Convertible Loan Agreement (iv) Preferred B Shares issued to BackWeb or to Carmel Venture Funds Entities pursuant to BackWeb Option under the Share Purchase Agreement (v) Ordinary Shares issued upon conversion of Preferred Shares; (vi) shares issued upon exercise of the Warrants; and (vii) up to 105,000 Preferred A Shares issued to Yaacov Palevich upon exercise of the warrant issued by the Company on October 20, 1999.

        (c) If the Company proposes to issue New Securities, it shall give the Preferred Holders written notice (the "RIGHTS NOTICE") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that each of the Preferred Holders has the right to purchase under this Article 11. Each of Preferred Holders shall have twenty one (21) days from delivery of the Rights Notice (the "EXERCISE PERIOD") to agree to purchase all but not less than all of its pro-rata share of such New Securities, for the price and upon the general terms specified in the Rights Notice. Within three (3) days from the termination of the Exercise Period, the Company shall give the Preferred Holders who exercise their preemptive right set forth herein (the "EXERCISING HOLDERS"), a written notice of the number of New Securities which remains unexercised by the other holders of Preferred Shares. Each of the Exercising Holders shall have seven (7) days from delivery of such notice to agree to purchase all or any part of the pro-rata shares of any such non-exercising shareholders, to the extent remaining unexercised by such shareholders, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the amount of New Securities to be purchased. If the Exercising Holders elect to purchase, in the aggregate, all but not less than all of the New Securities, then such New Securities shall be sold to such Exercising Shareholders in accordance with the respective amounts requested by each Exercising Shareholder; If the Exercising Holders who elect to purchase their full pro- rata shares also elect to purchase, in the aggregate, more than the number of the New Securities, then such New Securities shall be sold to the Exercising Shareholders pro-rata amongst themselves, provided that no Exercising Shareholder shall be forced to purchase more than the number of New Securities requested by it.

        (d) If the Preferred Holders fail to exercise the right of preemption for the entire amount of the proposed New Securities within the period or periods specified in Article 11(c), the New Securities may be sold by the Company within one hundred and eighty (180) days after delivery of the Rights Notice, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the New Securities within the said one hundred eighty (180) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Preferred Holders in the manner provided above.

12. DELIVERY OF FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION.

The Company shall deliver to any holder of Preferred Shares (provided that the Carmel Venture Funds Entities as a group, Infinity Venture Capital Funds Entities as a group and BackWeb and its affiliates as a group, may be considered, each such group, as one holder for the purpose of this Article 12) holding at least five (5) percent of the outstanding share capital of the Company (on an as-converted basis) (in this Article 12, a "HOLDER") financial statements and additional information as follows:

        (a) As soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with GAAP, audited by a firm of Independent Certified Public Accountants in the State of Israel forming part of the "big 5" CPA firms who are members of the Israeli Institute of Certified Public Accountants, and accompanied by an opinion of such firm, in the customary form, which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (unless required otherwise by a governmental authority), and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing principles.

        (b) As soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited (but reviewed) consolidated balance sheet of the Company as at the end of each such period and unaudited (but reviewed) consolidated statements of: (i) income; and (ii) cash flow of the Company for such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, United

States dollar-denominated, and certified by the chief financial officer (or if none, by the chief executive officer) of the Company, that such financial statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company as of their date. As soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, the Company shall provide the Preferred B Holders and the Preferred B1 Holders quarterly management reports.

        (c) Within thirty (30) days after the end of each month, the Company shall provide each Holder monthly reports in the form of a statement of revenues and expenses, as shall be determined by the Board.

        (d) The Company will permit an authorized representative of each Holder full and free access, at all reasonable times, and upon reasonable coordination, to any of the properties of the Company, including its books and records, and to discuss its affairs, finances and accounts with the Company's officers and auditor. In addition, the Company will make available to any Holder, with reasonable promptness, such other information and data with respect to the Company, as a Holder may from time to time reasonably request. This Article 12 shall not be in limitation of any rights which the Preferred B Holders, the Preferred B1 Holders or the director(s) designated by the Preferred B Holders or the Preferred B1 Holders may have under applicable law. In addition, and not as a limitation on any of the foregoing, the Company will provide reasonable disclosure and information regarding the Company's affairs at meetings of the Board, annual general meetings of the shareholders, and extraordinary general meetings of the shareholders.

        (e) The Company's obligation to deliver the financial statements and other information under Articles 12(a), 12(b) and 12(c) hereof, shall terminate and shall be of no further force or effect upon the closing of a Qualified IPO. Following an IPO, the Company shall deliver to any Holder, and any of its assignees or transferees, copies of all filings with the Securities and Exchange Commission promptly after filing, and such financial information as the Company from time to time provides to other holders of its securities.

        (f) Any Preferred B Holder and Preferred B1 Holder which is subject to disclosure duties under applicable securities laws shall have the right to make any disclosure of the Company's information provided to it hereunder only to the extent required under such laws.

        (g) A Holder will be withheld from exercising its rights set forth in this Article 12 in relation to any matters which the Board of Directors of the Company shall determine, by a majority of the directors, may give rise to a conflict of interest between the Company, its business, operations and or potential or proposed transactions thereof and such Holder.

RIGHTS AND RESTRICTIONS OF DEFERRED SHARES

12A. Deferred Shares shall be entitled to receive the par value thereof in an event of liquidation or winding up of the Company, and shall not be entitled to any other rights or privileges. Any shareholder's right and/or privilege as set forth in these Articles shall only apply to the holders of Preferred Shares and/or Ordinary Shares, as the case may be, and any reference to "shareholder" or "member" shall be deemed as reference to Preferred Shares and/or Ordinary Shares, as the case may be.

ALLOTMENT OF SHARES

13. Subject to the provisions of Article 14, the unissued shares shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter-alia terms relating to calls as set forth in Article 29 hereof), and either at nominal value or at a premium, or, subject to the provisions of the Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give any person the option to acquire from the Company any shares, either at nominal value or at premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

REGISTERED HOLDER

14. (a) If two or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share. However with respect to voting, power of attorney and furnishing notices, the one registered first in the register of members shall be deemed to be the sole owner of the share, insofar as all the registered joint holders shall not notify the Company in writing to relate to another one of them as the sole owner of the share, as aforesaid.

        (b) In the case that two or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies in connection with the share and the Company shall be permitted to pay all the dividends or other monies due with respect to the share to one or more of the joint holders, as it shall choose.

SHARE CERTIFICATE

15. (a) A member shall be entitled to receive from the Company without payment, one certificate that shall contain that number of shares registered in the name of such member, their class and serial numbering. However, in the event of joint holders holding a share, the Company shall not be obligated to issue more than one certificate to all of the joint holders, and the delivery of such a certificate to one of the joint holders shall be deemed to be a delivery to all of the joint holders.

        (b) Each certificate shall carry the signature or signatures of those persons appointed by the Board for this purpose and the rubber stamp or the seal of the Company.

        (c) If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board of Directors may think fit.

MODIFICATIONS OF SHARE RIGHTS

16. Without derogating from the provisions of Articles 10 (b), if at any time the share capital is divided into different classes of shares (unless otherwise provided for by the terms of issue of the shares of that class), the Board shall be permitted to change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions and provisions attached at that time to one or more of the classes, after receiving the written consent of the holders of more than fifty (50) percent of the issued shares of that class, or with the sanction of an Ordinary Resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of these Articles relating to general meetings shall apply, mutatis-mutandis, to every such separate general meeting. Any holder of shares of that class present, either personally or by proxy, may request a secret ballot.

PLEDGE

17. (a) The Company shall have a lien and first pledge on all the shares, not fully paid, registered in the name of any member (whether registered in his name only or together with another or others) for any amount still outstanding with respect to that share, whether presently payable or not. Such a pledge shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be decided upon from time to time in connection with these shares. No benefit shall be created with respect to such share based upon the rules of equity which shall frustrate such pledge; however, the directors may declare at any time with respect to any share that it is released, wholly or in part, temporarily or permanently, from the provisions of this Article.

(b) The Company may sell, in such manner and at such time as the Directors think fit, any of the pledged shares, but no sale shall be made unless the date of payment of the monies or a part thereof has arrived, or the date of fulfillment and performance of the obligations and commitments in consideration of which the pledge exists has arrived, and after a written request has been furnished to the member or person who has acquired a right in the shares, which sets out the amount or obligation or commitment due from him and which demands their payment, fulfillment or execution, and which informs the person of the Directors' desire to sell the shares in the event of non-fulfillment of the notice, and the person has not fulfilled his obligation pursuant to the notice within seven days after the notice had been sent to him.

(c) The net proceeds of such sale shall be applied in payment of such sum due to the Company or to the fulfillment of the obligation or commitment, and the remainder (if there shall be any) shall be paid to the member or to the person who has acquired a right in the share sold pursuant to the above.

(d) After execution of a sale as aforesaid, the Directors shall be permitted to sign or to appoint someone to sign a deed of transfer of the sold shares and to register the buyer's name in the register of members as the owner of the sold shares and it shall not be the obligation of the buyer to supervise the application of monies nor will his right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the register of members with respect to those shares.

The sole remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

18. Subject to the rights of first refusal, co-sale provisions, no-sale provisions and bring along provisions set forth in these Articles, each shareholder may freely transfer his shares; provided, however, that in the event that the intended transferee is a direct competitor of the Company, such transfer shall be contingent on the approval of such transfer by the Company's Board of Directors following receipt of notification to that effect from the transferor. In the event of receipt of such notification, the Board of Directors shall approve or refuse such transfer within fourteen (14) days thereafter. Failure of the Board of Directors to refuse such transfer within said time period shall be deemed an approval of such transfer by the Board of Directors.

19. Each transfer of shares shall be made in writing in the form appearing herein below, or in a similar form, or in any form as to be determined upon by the Directors from time to time, such form shall be delivered to the office together with the transferred share certificates and any other proof the directors shall require, if they shall so require, in order to prove the title of the transferor.

Deed of Transfer of Shares

I, _________ of _______________, in consideration of the sum of NIS ____ (New Israeli Shekels) paid to me by __________, of _____________ (hereinafter called the "TRANSFEREE") do hereby transfer to the said transferee ________ share(s) having par value of NIS __ each one numbered _____ until _____ inclusive in Emony Ltd., to hold unto the transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid. As witness we have hereunto set our hands the ___ day of _____, 200_.


        ----------------------------       ----------------------------
        Transferee                         Transferor

        ----------------------------       ----------------------------
        Address & Profession               Address & Profession

        ----------------------------       ----------------------------
        Witness to the                     Witness to the
        Transferee's Signature             Transferor's Signature

        ----------------------------       ----------------------------
        Address of Witness                 Address of Witness

20. The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the register of members in respect thereof.

21. The Board shall be permitted to demand a fee for registration of transfer, in a reasonable rate as to be determined by the directors from time to time.

22. The register may be closed at such dates and for such other periods as determined by the directors from time to time, upon the condition that the register shall not be closed for more than thirty (30) days every year.

23. Upon the death of a member the remaining holders (in the event that the deceased was a joint holder in a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that he held jointly with any other holder.

24. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right, either to be registered as a member in respect of the share upon the consent of the Directors (who have the right to refuse pursuant to Article 25 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these Articles with respect to transfers.

25. A person becoming entitled to a share because of the death of a member shall not be entitled to receive notices with respect to Company meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to use any right of a member, until he has been accepted as a member with respect to that share.

26. RIGHT OF FIRST REFUSAL; RIGHT OF CO-SALE.

        (a) In the event that any of the shareholders of the Company (in this Article, a "SELLING SHAREHOLDER"), proposes to transfer all or any of its securities other than to a Permitted Transferee, as defined below (the "OFFERED SECURITIES"), such Selling Shareholder shall first offer such Offered Securities to each of the other shareholders of the Company holding at least one (1) per cent of the then issued and outstanding share capital of the Company (the "OTHER SHAREHOLDERS") by delivering to each one a written notice of such proposal (the "OFFER"). The Offer shall state the identity of the Selling Shareholder, the identity of the proposed transferee(s) and the proposed terms of sale of the Offered Securities. Each of the Other Shareholders may accept the Offer, on a pro rata basis among the Other Shareholders, in respect of all of the Offered Securities, by giving such Selling Shareholder and the Company notice to that effect within thirty (30) days after receiving the Offer (the "ACCEPTANCE PERIOD"). In the event that the Other Shareholders accept the Offer, then they shall acquire all the Offered Securities, on the terms set forth in the Offer, and on a pro-rata basis among themselves (determined for each of them as the result of the multiplication of the number of Offered Securities by a fraction the numerator of which is the number of ordinary shares held by such holder (on as converted basis), and the denominator of which is the aggregate number of all Ordinary Shares held by all Other Shareholders (on an as converted basis)). In the Event the Other Shareholder do not accept the Offer in full, then, within 3 (three) days from the termination of the Acceptance Period, the Selling Shareholders shall give the Other Shareholders who exercise their right of first refusal set forth herein (the "ACCEPTING SHAREHOLDERS") and the Company, a written notice of the number of Offered Securities which remains unexercised by the Other Shareholders (the "REMAINING SHARES"). Each of the Accepting Shareholders shall have 7 (seven) days from delivery of such notice to agree to purchase the Remaining Shares on a pro rata basis among the Accepting Shareholders. The calculation of the pro rata basis with respect to the Remaining Shares shall be according to the calculation set herein above mutatis mutandis. In the event that the Other Shareholders do not accept the Offer in full then the Selling Shareholder shall, at the expiration of the aforementioned seven (7) day period, be entitled to transfer all of the Offered Securities to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Selling Shareholder transfer any of the Offered Securities to any transferee other than the Accepting Shareholders or such proposed transferee(s), or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer; and provided, further, that any of the Offered Securities not transferred within one hundred and twenty (120) days after the expiration of such seven (7) day period shall again be subject to the provisions of this
Article 26(a).

        (b) Except to the extent that the first refusal rights set forth in
Article 26(a) above are exercised by Other Shareholders, if any Founder receives one or more bona fide offers (a "PURCHASE OFFER") from any person or entity other than shareholders of the Company (the "THIRD PARTY"), to purchase from such Founder any or all of its securities in the Company (the "FOUNDER SECURITIES"), the holders of Preferred B1 Shares and the holders of Preferred B Shares shall have the right to participate in the Founder's sale of securities on a pro rata basis, in accordance with this Article 26(b), pursuant to the specified terms and conditions of such Purchase Offer. Upon receipt of a Purchase Offer, the Founder shall promptly notify the holders of Preferred B1 Shares and the holders of Preferred B Shares in writing of the name and address of the Third Party and the terms and conditions of such Purchase Offer (the "ARTICLE 26(b) NOTICE"). Each of the holders of Preferred B1 Shares and of Preferred B Shares shall be entitled, upon written notice to such Founder within thirty (30) business days after receipt of the Article 26(b) Notice (the "PARTICIPATION NOTICE"), to sell to the Third Party up to that number of the securities in the Company owned by such holders of Preferred B1 Shares and of Preferred B Shares (the "EQUITY SHARES") which is determined by multiplying the number of Founder Securities by a fraction the numerator of which is the number of Ordinary Shares owned by such holders of Preferred B1 Shares and of Preferred B Shares on an as-converted basis, as applicable, and the denominator of which is the total number of Ordinary Shares owned by such Founder plus the number of Ordinary Shares held by such holders of Preferred B1 Shares and of Preferred B Shares on an as-converted basis, as applicable, plus the number of Ordinary Shares held by all other shareholders entitled to similar rights of co-sale (on an as-converted basis). Such Participation Notice shall indicate, subject to the terms of this Article 26(b), the number of Equity Shares that the holders of Preferred B1 Shares and of Preferred B Shares, as applicable, intend to transfer to the Third Party. At the closing of the sale of securities to the Third Party, the Founder shall transfer its shares to the Third Party only if the Third Party concurrently therewith purchases, on the same terms and conditions specified in the Article 26(b) Notice, all of the Equity Shares as to which the Participation Notice has been delivered.

        (c) if the Founders sell in one or more transactions more than fifty
(50) percent of their shares in the Company, then in any subsequent sale the holders of the Preferred B1 Shares and the holders of Preferred B Shares will have a right of co-sale to sell all of their shares along with and prior to any additional sale by the Founders.

        (d) Notwithstanding anything in this Article 26 to the contrary, the foregoing first refusal and co-sale rights shall not apply (i) to the transfer of securities by a shareholder to a Permitted Transferee (as defined below);
(ii) the transfer of up to 60,241 shares of the Company from Sharon Peleg to Yaacov Palevich and the transfer of up to 60,241 shares of the Company from Sharon Peleg to Adv. Shaul Bergerson; and (iii) the transfers of up to 150,000 and up to 30,000 shares of the Company, respectively, from Gadi Gonen and Sharon Peleg to Ami Rosenblat.

        As a condition precedent to any transfer to a Permitted Transferee, such Permitted Transferee shall undertake in writing towards the Company and its shareholders all of the transferor's obligations under this Agreement and shall send a copy thereof to the Preferred B Holders, the Preferred B1 Holders and to the Company.

In these Articles, a "PERMITTED TRANSFEREE" means with respect to any shareholder (i) any person or entity, directly or indirectly, that controls or is controlled by or is under common control with the respective transferor (ii) any fund (or shareholder or partner of any such fund) or any beneficiary of a trust or an account or other arrangement, or any fund managed by the general partner or managing entity(ies) of the Preferred Holders and - the general or limited partner(s) or managing entity(ies) of such Preferred Holders or fund, or any affiliate of such funds, shareholder or partner under common or related management or control with the transferor, including, without limitation transfers by a Carmel Venture entity among Carmel Venture entities and with respect to the Carmel Venture entities - including but not limited to - Siemens Venture Capital GmbH, or any affiliate thereof; (iii) Immediate family of the transferor, including spouse, parents, brothers and sisters, and children of such shareholder in the event that shares are held by individuals; and in respect to each Preferred B1 Holders and Preferred B Holders also to other Preferred B1 Holders and Preferred B Holders, and (iv) with respect to Clal Electronics Ltd., any of the SPR INFINITY II Fund entities. In addition a "Permitted Transferee" shall mean a shareholder (or a former shareholder of the Company), when such transfer is made by a Permitted Transferee to such shareholder (or former shareholder) who originally transferred the shares to such Permitted Transferee.

        (e) The first refusal and co-sale rights granted in this Article 26 shall terminate upon a Qualified IPO.

27. RESTRICTIONS ON SALE BY FOUNDERS.

Notwithstanding anything contained herein to the contrary, none of the Founders shall be permitted to sell, pledge, transfer or make other dispositions of any of his shares, prior to an Initial public offering of the Ordinary Shares or to a merger of the Company. Notwithstanding the aforesaid, (i) each Founder shall be permitted to sell up to fifteen (15) percent of the number of shares of the Company held by such Founder; (ii) the Founders shall be permitted to sell all of their shares as part of a sale of all or substantially all of the shares of the Company to a third party; (iii) the Founders shall be permitted to sell all of their shares to their Permitted Transferees; and (iv) Sharon Peleg shall be permitted to sell such number of his shares as required to comply with the terms of repayment of that certain loan stipulated in the Loan Agreement between the Company and Sharon Peleg, dated October 16, 2000, and not before 30 days prior to the date of repayment.

28. BRING-ALONG RIGHT.

(a) At any time prior to a Qualified IPO, in the event that holders of at least seventy five (75) percent of the Company's outstanding shares (the "PROPOSING SHAREHOLDERS") shall accept in writing a detailed offer by any person or persons, to purchase all of the Company's securities or shares, as the case may be (the "PURCHASE OFFER"), then all remaining shareholders (in this Article the "REMAINING SHAREHOLDERS"), shall be compelled to sell their securities in the Company pursuant to the terms of the Purchase Offer.

(b) At the closing of the proposed transaction (which date, place and time shall be designated by the Proposing Shareholders and provided to such Remaining Shareholders in writing at least five (5) business days prior thereto), each such Remaining Shareholders shall (if required by the Proposing Shareholders or the Company), deliver certificates evidencing all his or her securities, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the proposed purchaser, duly executed by such holder, free and clear of any liens, against delivery of the purchase price therefor.

CALLS

29. (a) A member shall not be entitled to receive dividends nor to use any right a member has, unless he has paid all the calls that shall be made from time to time, with respect of money unpaid on all of his shares, whether he is the sole holder or holds the shares together with another person, in addition to interest and expenses if there shall be any.

(b) The Directors may, subject to the provisions of these Articles, make calls upon the members from time to time in respect of any moneys unpaid on their shares, as they shall determine proper, upon the condition that there shall be given prior notice of fourteen (14) days on every call and each member shall be obligated to pay the total amount requested from him, or the installment on account of the call (if there shall so be) at the times and places to be determined by the Directors.

(c) The calls for payment shall be deemed to have been requested from the date the Directors shall have decided upon the calls for payment.

(d) The joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

(e) If a sum called in respect of a share is not duly paid, the holders of the share or the person to whom it has been issued shall be liable to pay interest and linkage differentials (the "INTEREST") upon the amount of the call or the payments on account, as determined by the Board of Directors, commencing from the day designated for the payment thereof to the time of actual payment, but the Directors shall be at liberty to waive payment of that Interest, in whole or in part.

(f) Any amount that according to the condition of issuance of a share must be paid at the time of issuance or at a fixed date, whether on account of the nominal value of the share or as premium, shall be deemed for the purposes of these Articles to be a call of payment that was duly made and the date of payment shall be the date designated for payment. In the event of non-payment of such amount, all of the Articles herein dealing with payment of interest, expenses, forfeiture, pledge and the like and all the other Articles connected therewith, shall apply, as if this sum had been duly requested and notice had been given, as aforesaid.

(g) The Directors may make arrangements at the time of issue of shares for a difference between the holders with respect to the amount of calls to be paid and the times of payment, and the rate of Interest.

(h) The Directors may, if they think fit, receive from any member willing to pay in advance all of the monies or a part thereof that shall be due on account of his shares, in addition to any amounts for which payment has been requested, and they shall be permitted to pay such member interest at the rate the Directors and such member shall agree upon, for the amounts paid in advance as aforesaid, or upon the part thereof which is in excess of the amounts for which payment was at the time requested on account of his shares, in addition to paying dividends that will be paid for that part of the shares which has been paid in advance.

FORFEITURE OF SHARES

30. Subject to the provisions of Section 181 of the Law:

(a) If a member fails to pay any call or installment of a call on the day designated for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on such member requiring payment of that portion of the call or installment as is unpaid, together with any interest which may have accrued and any expenses that were incurred as a result of such non-payment.

(b) The notice shall name a specified day, not earlier than the expiration of seven (7) days from the date of the notice, on or before which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

(c) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

(d) A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the directors think fit. At any time before such sale or disposition, the forfeiture may be canceled on such terms as the directors think fit.

(e) A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the nominal amount of the shares.

(f) The forfeiture of a share shall cause, at the time of forfeiture, the cancellation of all rights in the Company or any claim or demand against it with respect to that share and the other rights and obligations between the share owner and the Company attached to the share, except for those rights and obligations not included in such a cancellation according to these Articles or that the Law imposes upon former members.

(g) The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

MODIFICATION OF CAPITAL

31. Subject to Article 10 hereof, the Company may, from time to time, by Ordinary Resolution:

        (a) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

        (b) cancel any shares which have not been taken or agreed to be taken by any person;

        (c) by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of smaller amounts than is fixed in Article 5 above; subject, however, to the provisions of the Law, and in a manner enabling the Company in the division resolution, with respect to the shares created as a result of such division, to grant to one or more shares a preferable right or advantage with respect to dividend, capital, voting or otherwise over the remaining share or other similar shares;

        (d) reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem to be correct, all in accordance with the provisions of the Law.

INCREASE OF SHARE CAPITAL

32. The Company shall be permitted, subject to the provisions of Article 10, from time to time, by an Ordinary Resolution, to increase its share capital by the creation of new shares - whether or not all its shares have been issued, and whether or not the shares issued have been paid in full. Such new capital shall be in such an amount, divided into such number of shares, have such preferable or deferred or other special rights (subject always to the special rights conferred upon an existing class of share), and be subject to such conditions and restrictions with respect to dividends, return of capital, voting or otherwise, as shall be directed by the general meeting in its resolution sanctioning the increase of the share capital.

33. Subject to any decision to the contrary in the resolution sanctioning the increase in share capital, and pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with respect to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

GENERAL MEETINGS

34. A general meeting shall be held once every year, at such time being not more than fifteen (15) months after the holding of the preceding general meeting, and at such place as may be prescribed by the directors. The above-mentioned general meetings shall be called "ORDINARY MEETINGS". All other general meetings shall be called "EXTRAORDINARY GENERAL MEETINGS". An Annual Meeting or an Extraordinary Meeting of the shareholders shall be referred to as a "GENERAL MEETING". A meeting of holders of a class of shares shall be referred to as a "CLASS MEETING" or "CATEGORY MEETING".

35. Subject to the provisions of these Articles and to the provisions of the Law, the function of the Ordinary Meeting shall be to receive and to discuss profit and loss statements, balance sheets, ordinary reports and accounts of the directors and auditors, and to declare dividends, to appoint auditors and to fix their salaries and to transact any other business which under these Articles or under the Law are to be transacted at a shareholders' meeting, all as shall be determined by the Board of Directors of the Company from time to time.

36. The Directors may, whenever they think fit, and upon a request in writing as provided for in Section 63 of the Law, will be required to, convene an Extraordinary General Meeting. Every such request shall include the objects for which a meeting should be convened, shall be signed by the persons making the request and shall be sent to the registered office of the Company. If the Board of Directors does not convene a meeting within twenty-one (21) days from the date of the submission of the request as aforesaid, the persons making the request may convene by themselves a meeting, in accordance with the provisions of Section 64 of the Law. However, the meeting which was so convened shall not be held after three (3) months have passed since the date of the submission of the request.

NOTICE OF GENERAL MEETINGS

37. (a) A prior notice of at least seven (7) days but not more than forty-five
(45) days shall be given with respect to the place, date and hour of the meeting, and a description of the general nature of each item to be acted upon therein. The notice shall be given, as provided below, to the members entitled to receive notices from the Company pursuant to these Articles. If, by chance, a notice as aforesaid was not given or not received by a member, this shall not amount to a disqualification of the resolution passed or disqualification of the proceedings held at that meeting. With the consent of all the members who are entitled, at that time, to receive notices, the Company shall be permitted to convene all meetings and to resolve all types of resolutions, upon a shorter advance notice or without any notice and in such manner, generally, as shall be approved by the members.

(b) Without prejudice and subject to the provisions of Article 12, until otherwise decided by the Board of Directors, the Company will not send copies of the financial reports to the Company's shareholders prior to the Ordinary Meeting. If one of the issues on the agenda of a shareholder's meeting is a transaction between the Company and a controlling shareholder as described in
Section 270(4) of the Law, then each shareholder shall notify the Company prior to that meeting, whether or not he has a personal interest in such transaction. Votes of shareholders who did not notify the company whether they have such personal interest, shall not be counted.

QUORUM

38. No deliberation shall be commenced with respect to any matter at the general meeting unless there shall be present a quorum at the time when the general meeting proceeds to deliberate. In any meeting a quorum shall be formed when there are present personally or by proxy not less than two (2) members who hold or represent together more than 50% of the voting rights of the issued share capital of the Company.

39. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same place and time, or any other day and/or any other hour and/or any other place as the Directors shall notify the shareholders, and, if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting, any two (2) members present personally or by proxy shall be a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened. However, if the meeting was convened upon a request made in accordance with Sections 63 and 64 of the Law, then the adjourned meeting shall only be held if the number of shareholders participating in such meeting constitute the minimum number of shareholders as required in accordance with the provisions of Sections 63 and 64 of the Law. No business shall be transacted at any adjourned meeting, except business which might lawfully have been transacted at a meeting as originally called.

40. Shareholders may participate by means of telephone conference call or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and subject to a confirmation of attendance to the Chairman made by the Secretary, such participation in the meeting shall constitute attendance in person at the meeting.

CHAIRMAN

41. Subject to the provisions of the Law, the chairman of the Board of Directors shall preside as chairman at all general meetings. If there is no chairman or he is not present within fifteen (15) minutes from the time appointed for the meeting or if he shall refuse to preside over the meeting, the members present shall elect one of the Directors to act as chairman, and if only one Director is present, he shall act as chairman. If no Directors are present or if they all refuse to preside over the meeting, the members present shall elect one of the members present to preside over the meeting. The Chairman shall have no special voting or other rights or privileges, except as stipulated in these Articles.

POWER TO ADJOURN

42. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, as the meeting shall decide. If the meeting shall be adjourned for ten (10) days or more, a notice shall be given of the adjourned meeting as in the case of an original meeting. Except as aforesaid, no member shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those allowed to be discussed at that meeting which decided upon the adjournment.

ADOPTION OF RESOLUTIONS

43. At every meeting, a resolution put to the vote of the meeting shall be decided upon by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot in writing be demanded by the chairman (if he is entitled to vote) or by any member present, in person or by proxy, and entitled to vote at the meeting. Except if a secret vote is demanded as aforesaid, the declaration of the chairman that the resolution has been adopted or adopted unanimously or by a particular majority, or rejected, or not adopted by a particular majority, shall be final, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except where otherwise stated in these Articles, a resolution shall be deemed to be passed at a general meeting if it received the majority required to pass an Ordinary Resolution.

44. If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directs, whether immediately or after an adjournment or in a postponed manner or otherwise, and the results of the ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded. The persons requesting a secret ballot can withdraw their request at any time before the secret ballot is held. A secret ballot demanded on the election of a chairman or on a question of adjournment, shall be taken forthwith. A secret ballot demanded on any other question shall be taken at such time as the chairman of the meeting directs. A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded.

VOTES OF MEMBERS

45. Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to a certain classes of shares forming part of the capital of the Company, each member present at a meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, to one vote for each share held by him, provided that no member shall be permitted to vote at a general meeting or appoint a proxy to vote therein except if he has paid all calls for payment and all monies due to the Company from him with respect to his shares.

46. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this article seniority shall be determined by the order in which the names stand in the register of members. Joint holders of a share of which one of them is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a share held by joint holders shall be executed by the signature of the senior of the joint holders.

PROXIES

47. (a) In every vote a member shall be entitled to vote either personally or by proxy. A proxy present at a meeting shall also be entitled to request a secret ballot. A proxy need not be a member of the Company.

        (b) A member of the Company that is a corporation or partnership shall be entitled by decision of its Board of Directors or by a decision of a person or other body, according to its articles, to appoint a person who it shall deem fit to be its representative at every meeting of the Company. The representative, appointed as aforesaid, shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself may use just as if it was a person.

48. (a) A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding the death of the appointor or the appointor becoming of unsound mind or the cancellation of the proxy or its expiration in accordance with any law, or the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of such an event, and was received at the office before the meeting took place.

        (b) A member is entitled to vote by a separate proxy with respect to each share held by him, provided that each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder in more than one letter of appointment, that share shall not entitle any of the holders of such instrument to a vote.

INSTRUMENT OF APPOINTMENT

49. A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writing, and the signature of the appointor shall be confirmed by an advocate or public notary or bank or in any other manner acceptable to the Directors, and such instrument or a copy thereof confirmed as aforesaid shall be deposited in the office, or in another place in Israel or abroad - as the Directors shall direct from time to time generally or with respect to a particular case, no later than twenty-four (24) hours prior to the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote, otherwise that person shall not be entitled to vote that share. An instrument appointing a proxy and which is not limited in time shall not be valid twelve (12) months after the date of its execution. If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein.

50. An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form which the circumstances shall permit:-

"I, ________, of __________, a member holding shares in ______ and entitled to ___ votes hereby appoint _________, of ________, or in his place _________, of
_______, to vote in my name and in my place at the general meeting (regular, extraordinary, adjourned - as the case may be) of the Company to be held on the ____ day of ______, 200__ and at any adjournment thereof.

In witness whereof, I have hereby affixed my signature the __ day of _____, 200__.


-----------------------------------
Appointor's Signature

I hereby confirm that the foregoing
instrument was signed by the appointer.

-----------------------------------
(name, profession and address)

RESOLUTION IN WRITING

51. A resolution in writing signed by all members of the Company then entitled to attend and vote at shareholders meetings or to which all such members have given their written consent (by letter or facsimile) shall be deemed to have been unanimously adopted by a shareholders meeting duly convened and held.

DIRECTORS

52. (a) The Company's Board of Directors shall be comprised of up to seven (7) directors, as follows:

               (i) two (2) directors shall be appointed by the Founders and the Preferred A Holders as a group,

               (ii) one (1) director shall be the Company's CEO;

               (iii) three (3) directors shall be appointed by the holders of the majority of the Preferred B1 Holders and the Preferred B Holders. However,
(1) as long as the Carmel Venture Funds Entities shall hold at least 16% (sixteen percent) of the outstanding share capital of the Company (on as converted basis), the majority of the Share holders of the Carmel Venture Funds Entities shall be entitled to appoint two (2) directors, and as long as they shall hold at least 8% (eight percent) of the outstanding share capital of the Company (on as converted basis), the majority of the Share holders of the Carmel Venture Funds Entities shall be entitled to appoint one (1) director; and (2) as long as the Infinity Venture Capital Entities shall hold at least 8% (eight percent) of the outstanding share capital of the Company (on as converted basis), the majority of the Share holders of the Infinity Venture Capital Entities shall be entitled to appoint one (1) director; and

               (iv) one (1) director shall be a person with relevant industry experience and shall be appointed by consent between the majority of the Preferred B1 Holders, Preferred B Holders and the Founders.

           (b) Each director appointed hereunder shall enter into a non-disclosure agreement in a form customarily used by the Company.

           (c) A director appointed hereunder shall not, during the time of serving as a member of the company's Board of Directors, serve as a director, officer or otherwise as an employee of a company which directly competes with the business of the company, as shall be from time to time. The determination whether or not such competition exists shall be made by a resolution of the Board of Directors of the Company, in which such director shall not participate.

           (d) Notwithstanding anything in these Articles to the contrary, any increase in the number of members of the Board of Directors over seven (7) members, shall require the consent at least seventy five (75) percent of the votes of the issued and outstanding share capital, present or otherwise represented at the relevant shareholders meeting, and entitled to vote thereon.

53. The right to appoint a person to the Board of Directors shall include the right to remove and replace such Director. Appointments, removals and replacements shall be effected by furnishing written notification to the Company. Any notice regarding the appointment, removal or replacement of a Director shall be delivered to the Company in writing, and shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later. Where any person, entity or group loses the right to appoint one or more directors, the office of the directors appointed by such person, entity or group shall automatically terminate and be vacated.

ALTERNATE DIRECTOR

54. (a) A director may by a written notice to the Company appoint any person, to serve as a substitute director provided such substitute director is qualified to be appointed as a director, and provided further that such substitute director does not already serve as a director or a substitute director in the Company.

        (b) A substitute director shall have, subject to the provisions of the instrument by which he was appointed, all the powers and authorities that the director for whom he is serving as director has, provided, however, that he may not in turn appoint a substitute for himself and shall have no standing at any meeting of the Board of Directors or any committee thereof while the director who appointed him is present.

        (c) The provision of these Articles with respect to the appointment of a director shall apply with respect to an appointment of a substitute director.

        (d) The office of a substitute director shall be automatically vacated if his appointment is terminated by the director who appointed him in accordance with these provisions, or upon the occurrence of one of the events described in sections (i)-(vi) of Article 64 or, if the office of the member of the Board of Directors with respect to whom he serves as a substitute director shall be vacated for any reason whatsoever.

        (e) The substitute director has the right to receive notice of convening of a Board of Directors meeting and may participate or vote at such meeting only if the director appointing said substitute director is absent from said meeting.

55. Subject to the provisions of these Articles or to the provisions of an existing contract, the tenure of the Director shall automatically by terminated:-

        (i) if he was declared bankrupt, and if he is a corporate body - if it has voluntarily decided upon liquidation or if a liquidation order has been issued against it;

        (ii) if he is declared mentally incompetent;

        (iii) if he has resigned by an instrument in writing to the Company;

        (iv) if his successor is appointed pursuant to Article 70 above;

        (v) with his death;

        (vi) with the liquidation of the Company;

REMUNERATION OF DIRECTORS

56. Members of the Board of Directors, not being employees of the Company or professionals providing special professional services for consideration to its members, shall not receive a salary from funds of the Company unless the general meeting has so decided and in the amount that the general meeting shall decide upon. The Directors and their substitutes shall be entitled to receive expenses, in customary amounts, for travel expenses, board and lodging that have been expended for or during the performance of their duties as Directors, including travel expenses to the Directors' meetings and return. If pursuant to a decision of the Directors, one of the Directors shall perform services or tasks in addition to his regular duties as a Director, whether as a result of his particular profession or by a trip or stay abroad or otherwise, the Directors may decide to pay him a special wage in addition to his regular salary, and such a wage shall be paid by way of salary, commission, participation in profits or otherwise and this wage shall be in addition to his regular salary, if there shall be any, or will be in place thereof, as shall be decided.

POWERS AND DUTIES OF DIRECTORS

57. The business of the Company shall be managed by the Directors. They shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to do according to its Memorandum and/or Articles and/or under law, except for those which are by law or under these Articles vested in the general meeting of the Company, subject to any provisions in the law or in these Articles or the regulations that the Company shall adopt in its general meeting (insofar as they do not contradict the law or these Articles). However any article adopted by the Company in its general meeting shall not affect the legality of any prior act of the Directors that would be legal and valid, if not for such an article.

58. A Director shall not be required to hold qualifying shares.

CONFLICT OF INTEREST

59. Subject to Article 10, a Director shall not be prohibited from fulfilling his rights and duties under these Articles or from entering into contracts with the Company whether as a seller, buyer or otherwise, and no such contract or arrangement which shall be made on behalf of the Company or in its name wherein the Director is or will be an interested party, either directly or indirectly, shall be void, provided however that:

        (a) any transaction between a director and the Company must be approved in accordance with the provisions of Sections 268 through 284 of the Law; and

        (b) under certain circumstances, all as described in Section 278 of the Law, the interested Director may not participate or vote at the Board of Directors Meeting at which approval is sought; and

        (c) the interested Director must disclose all information as required under Section 269 of the Law in connection with the substance of his interest in the transaction for which approval is sought, and must further disclose any material facts and documents relating thereto, all as set forth in the Law.

The provisions of this Article shall apply also to a substitute or alternate Director, as applicable.

60. Subject to the provisions of the Law, a Director may hold another paid position or function in the Company or in any other Company of which the Company is a shareholder or in which it has some other interest, together with his position as a Director (except an auditor) upon those conditions with respect to salary and other matters as decided by the Directors.

FUNCTIONS OF THE DIRECTORS

61. (a) The Directors may meet in order to transact business, to adjourn their meetings or to organize them otherwise as they shall deem fit and to determine the legal quorum necessary to conduct business.

(b) If it shall not be otherwise decided by seventy five (75) percent of the members of the Board of Directors, and without derogating from the protective provisions under Article 10, the quorum of a meeting of the Directors shall be a majority of the Directors then in office, present personally or represented by their substitute.

CHAIRMAN

62. The Directors may from time to time elect a chairman, and decide the period of time he shall hold such an office, and he shall preside at the meetings of the Board of Directors. However, if such a chairman is not elected or if he is not present at any meeting, Directors may choose one of their number to serve as chairman of that meeting. The Chairman shall have no rights or privileges other than those granted to Directors.

MEETINGS

63. Subject to any contrary resolution adopted by the Board of Directors, a member of the Board of Directors may at any time call a Board of Directors' meeting, and the Secretary shall be required on the request of such member to convene such a meeting. The Board will convene at least five (5) times per year. At least once per year, no later than December 31, the Board will be presented with an operating budget for the Company for the subsequent year, with monthly breakdowns.

64. (a) Any notice of a Board of Directors' meeting can be given orally, by telephone, in writing, or by telegram, telex, or facsimile provided that the notice is given ten (10) days before the time appointed for the meeting, unless all the members of the Board of Directors shall agree to such a shorter notice.

        (b) Prior and timely notice of the convening of a Board of Directors' meeting shall be given to all Directors.

        (c) Without derogating from the protective provisions under Article 10, if applicable, all acts and determinations of the Board of Directors shall be determined by a simple majority of the Directors attending the meeting.

        (d) Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

DELEGATION OF POWER

65. (a) Notwithstanding anything in these Articles of Association to the contrary, the Board of Directors may not delegate any of their executive powers to committee(s) without receiving the affirmative consent of the majority of the members of the Board of Directors in office at such time. The Board of Directors may appoint committees, comprised of

Directors, to discuss and generate recommendations regarding issues set forth by the Board of Directors, but such committee(s) shall not have executive powers whatsoever, except in the event such appointment is effected as aforesaid in this Article 65(a).

        (b) In the exercise of any power delegated to them by the Board of Directors, all committees shall conform to any regulations that may be imposed upon them by the Directors, if there shall be any such regulation. Subject to Sub-article (a) above, if no such regulations are adopted by the Board of Directors or if there are no complete and encompassing regulations, the committees shall act pursuant to these Articles dealing with organization of meetings, meetings and functions of the Board of Directors, mutatis mutandis, insofar as no provision of the Board of Directors shall replace it pursuant to this Article.

66. All actions performed in a bona fide fashion by the Board of Directors or by a committee of the Board of Directors, or by any person acting as a Director or as a substitute shall be as valid, even if at a later date a flaw shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or that all or some of them were unfit as if each and every one of those persons shall have been duly appointed and fit to serve as a Director or substitute as the case may be.

MANAGEMENT

67. Subject to the provisions of the Law:

        (a) The Directors may from time to time appoint one or more persons, whether or not he is a member of the Board of Directors, as the president and/or CEO and/or the General Manager of the Company, either for a fixed period of time or without limiting the time that he or they will stay in office, and the Directors may from time to time (subject to any provision in any contract between him or them and the company) release him or them from their office and appoint another or others in his or their place.

        (b) The Board of Directors may from time to time grant to and vest in the president and/or CEO, at that time, those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall decide; and it may grant such authorities whether concurrently with the Board of Directors' powers in that area, or in excess of them, or in place thereof or any one of them, and it can from time to time revoke, repeal, or change any one or all of those authorities.

        (c) The wages of the president and/or CEO shall be determined from time to time by the Board of Directors (subject to any provision in any contract between him and the Company) and it may be paid by way of a fixed salary or commission or dividends, or a percentage of profits or turnover of the Company or of any other entity that the Company has an interest in, or by participation in such profits, or in one or more of the aforementioned methods.

MINUTES

68. (a) The Directors shall cause minutes to be taken of all general meetings of the Company, of the appointments of officials of the Company, of Board of Directors' meetings and of committee meetings that shall include the following items, if applicable:

(1) names of the members present;

(2) matters discussed at the meeting;

(3) results of votes and resolution adopted; and

(4) directives given in the meeting to the committees.

(b) The minutes of any meeting, signed or appearing to be signed by the chairman of the meeting or by the chairman of the meeting held immediately after that meeting, shall serve as a prima facie proof as to the facts in the minutes.

RESOLUTION IN WRITING

69. A resolution in writing signed by all the members of the Board of Directors or of a committee, or such a resolution that all the members of the Board of Directors or a committee have agreed to in writing by letter or facsimile, shall be valid for every purpose as a resolution adopted at a Board of Directors' or a committee's meeting, as the case may be, that was duly convened and held. In place of a Director such resolution may be signed and delivered by his substitute.

STAMP AND SIGNATURES

70. (a) The Company shall have at least one rubber stamp. The Directors shall ensure that such a stamp is kept in a safe place.

        (b) The Board of Directors may designate and authorize any person or persons (even if they are not members of the Board of Directors) to act and to sign in the name of the Company, and the acts and signatures of such a person or persons shall bind the Company, insofar as such person or persons have acted and signed within the limits of their aforesaid authority.

        (c) The printing of the name of the Company by a typewriter or by hand next to the signatures of the authorized signatories of the Company, pursuant to Sub-article (b) above, shall be valid as if the rubber stamp of the Company was affixed.

BRANCH REGISTERS

71. The Company may, subject to the provisions of the Law, keep in every other country where those provisions shall apply, a register or registers of members living in that other country as aforesaid, and to exercise any other powers referred to in the laws with respect to such branch registers.

SECRETARY, OFFICERS AND ATTORNEYS

72. (a) The Board of Directors may appoint a secretary of the Company upon the conditions that they seem fit. The Directors may as well, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his appointment.

        (b) The Board of Directors may, from time to time appoint to the Company, officers, workers, agents and functionaries to permanent, temporary or special positions, as they shall, from time to time, see fit and set compensation for them.

        (c) The Directors may, at any time and from time to time, authorize any company, firm, person or group of people, whether this authorization is made by the Directors directly or indirectly, to be the attorneys in fact of the Company for those purposes and with those powers and discretion which shall not exceed those conferred upon the Board of Directors or that the Board of Directors can exercise pursuant to these Articles - and for such a period of time and upon such conditions as the Directors deem proper, and every such authorization may contain such directives as the Board of Directors deems proper for the protection and benefit of the persons dealing with such attorneys.

DIVIDEND

73. Subject to the provisions of these Articles (including Articles 7 and 10) and subject to any rights or conditions of Preferred Shares and other rights and conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, the profits of the Company shall be distributable to the members of the Company according to the proportion of the nominal value paid up on account of the shares held by them at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value. Actual distribution, setting aside or declaration of dividend requires a decision of the Board of Directors.

74. The Board of Directors may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as decided by the Board of Directors. In every such case - subject to the provision mentioned in the beginning of this Article - the dividend shall be paid in respect of such a share in accordance with such a condition.

75. At the time of declaration of a dividend, the Company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways. For purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares as of the time appointed by the Company for the purpose of determining entitlement to participate in such distribution.

76. The directors may, from time to time, pay to the members on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company, subject to and in accordance with the provisions of Sections 301 through 307 of the Law.

77. The Board of Directors may put a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

78. A transfer of shares shall not transfer the right to a dividend which has been declared after the transfer but before the registration of the transfer. The person registered in the register as a member on the date appointed by the Company for that purpose shall be the person entitled to receive a dividend.

79. The Company may declare a dividend to be paid to the members, at a general meeting, according to their rights and benefits in the profits and to decide the time of payment. A dividend in excess of that proposed by the Board of Directors shall not be declared. However, the Company may declare at a general meeting a smaller dividend.

80. A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the members registered in the register, in the manner provided for in these Articles.

81. If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a member or person entitled thereto in the register or, in the case of registered joint owners, to the addresses of one of the joint owners as registered in the register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

82. Subject to the provisions of the Law relating to the distribution of dividends:

(a) If at any time the share capital shall be divided into different classes of shares, the distribution of fully paid up shares shall be made in one of the two following manners as to be decided upon by the Directors:

           (i) In such a manner so that all the holders of a share entitled to fully paid up shares shall receive one uniform class of shares; or

           (ii) In such manner so that each holder of shares entitled to fully paid up shares as aforesaid shall receive shares of the class of shares held by him and entitling him to fully paid up shares, as aforesaid.

        (b) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board of Directors may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially to issue certificates for fractional shares and to determine the value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the member on the basis of the value decided for that purpose, or that fractions the value of which is less than one New Israeli Shekel shall not be taken into account for the purpose of coordinating the rights of all the parties. The Board of Directors shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Directors shall see beneficial. Wherever required, an agreement shall be submitted to the registrar of companies and the Directors may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as aforesaid, and such an appointment shall be valid.

        (c) The Company shall not be obligated to pay interest on a dividend, unless as set forth in Article 7 herein above.

        (d) The Board of Directors may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not collected.

ACCOUNTS AND AUDIT

83. The Directors shall cause correct accounts to be kept in accordance with the provisions of the Law or any other applicable law, including but not limited to:

           (a) of the assets and liabilities of the Company;

           (b) of any amount of money received or expended by the Company and the matters for which such sum of money is expended or received; and

           (c) of all purchases and sales made by the Company.

The account books shall be kept in the office or at such other place as the Directors deem fit and they shall also be open for inspection by the Directors.

84. The Company shall prepare financial reports that shall include a balance sheet as of December 31 of each year, and a profit and loss account for the preceding financial year. In addition, the Company shall prepare any additional financial reports as shall be required by accepted book keeping rules, and as it shall undertake to do in any agreement.

85. The Company shall prepare annual financial reports within nine (9) months following the end of each fiscal year. At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

86. The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided however, that in exercising its authority to fix the remuneration of the auditor(s), the shareholders in a general meeting may by an Ordinary Resolution, act (and in absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria and standards as may be provided in such Ordinary Resolution, and if no such criteria and standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

NOTICES

87. (a) A notice or any other document may be served by the Company upon any member either personally or by sending it by telegram, or telex or facsimile addressed to such member at his address, wherever situated, as appearing in the register of members.

        (b) All notices directed to be given to the members shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

        (c) Prior and timely notice of the convening of a shareholders meeting shall be given to each shareholder, wherever situated, at the last address provided by the shareholder. Any member registered in the register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices he is entitled to receive according to these Articles at that address.

        (d) A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it by mail in a prepaid letter or postcard or telegram, telex or facsimile addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

        (e) Any notice or other document if served or sent by mail shall be deemed to have been served or delivered ten (10) days after the time when the letter or telegram or telex or facsimile containing the same was delivered at the post office or at such time as the telex or facsimile was sent, and in proving such service it shall be sufficient to prove that the letter or telegram or telex or facsimile containing the notice was properly addressed and delivered at the post office or sent by telex or facsimile. Any list kept in the ordinary manner in any mail list of the Company or any copy of any telex or facsimile in the Company's possession shall be prima facie proof of the delivery.

        (f) In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

        (g) In addition to the furnishing of a notice pursuant to the preceding Article, the Company may furnish a notice to the shareholders entitled to receive notice, or to part of them, by publication of a notice in a newspaper distributed in the area where the office is located, or any other place, in Israel or abroad, as the Directors shall determine from time to time.

REORGANIZATION OF THE COMPANY

88. Subject to Article 10, at the time of sale of the Company's material assets the Board of Directors may, or at the time of liquidation the liquidators may, if authorized by a Resolution of the general meeting of the Company by a majority of 75% of the votes of the shareholders who are participating and voting, receive shares paid in full or in part, debentures or other securities of any other company, whether already existing at that time or whether about to be established for the purpose of acquiring the property of the Company, or a part thereof. The Board of Directors (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the members the shares or aforesaid securities or any other property of the Company without realizing them, or deposit them with trustees for the shareholders, and every Ordinary Resolution can resolve as to the distribution or the setting aside of cash, the shares or other securities and the rights or property of the Company in a manner not entirely consistent with the legal rights of the members of the Company, or its participants, and such a resolution may value the securities or property aforesaid at such price and in such manner as the meeting shall decide. All shareholders shall be required to accept all valuation or distribution decided as aforesaid and to waive all their rights in this regard, except, in the case where the Company is at a liquidation stage or in the process of liquidation, with respect to such legal rights (if any) which according to the provisions of the law cannot be altered or renounced.

INDEMNITY

89. Subject to the provisions of the Law, including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any office holder to the fullest extent permitted by the Law. The Company may indemnify its office holders, as this term is defined in the Law, with respect to liabilities or expenses, as listed below, provided that (a) the Board of Directors resolves in advance those categories of events, which in the opinion of the Board of Directors can be foreseen at the time the undertaking to indemnify is given; (b) the Board of Directors sets a reasonable limit to the amounts for such indemnification under the circumstances; or (c) the Board of Directors resolves to retroactively indemnify the Company's office holder(s):

           (1) a monetary liability imposed on an office holder pursuant to a judgement in favor of another person, including a judgment imposed on such office holder in a compromise or in an arbitration decision that was approved by a court; and

           (2) reasonable legal expenses, including attorney's fees, which the office holder incurred or with which he was charged by a court, in a proceeding brought against him, by the Company or by another in its name, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent.

           90. (a) Subject to the provisions of the Law, including the receipt of all approvals required therein or under any applicable law, the Company may enter into an agreement to insure an office holder for any liability that may be imposed on such office holder in connection with an act performed by him by virtue of his office, with respect to each of the following:

(1) breach of the duty of care of the office holder towards the Company or towards another person;

(2) breach of the fiduciary duty against the Company, provided that the office holder acted in good faith and with reasonable grounds to assume that the action in question would not cause harm to the Company;

(3) a monetary obligation that will be imposed on the office holder for the benefit of another person.

(b) Articles 89 and 90(a) shall not apply under any of the following circumstances:

        (1) a breach of an Office Holder's fiduciary duty, in which the Officer Holder did not act in good faith and with reasonable grounds to assume that the action in question was in the best interest of the Company;

        (2) a grossly negligent or intentional violation of an Office Holder's duty of care;

        (3) an intentional action by an Office Holder in which such Officer Holder intended to reap a personal gain illegally; and

        (4) a fine or ransom levied on an Office Holder.

91. The Company may procure insurance for or indemnify any person who is not an office holder, including without limitation, any employee, agent, consultant or contractor, provided however, that any such insurance and/or indemnification is in accordance with the provisions of these Articles and the Law.

92. The Board of Directors may resolve in advance to exempt an office holder from all or part of his/her responsibility and/or liability for damages caused to the Company due to a breach of such office holder's duty of care towards the Company.

WINDING UP

93. If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up as specified, inter alia, in Article 8 above, the assets of the Company available for distribution among the Shareholders as such shall first be distributed to the Shareholders entitled thereto an amount equal to the paid-up capital attributable to their respective holdings of the shares in respect of which such distribution is being made, provided, however, that if such assets do not suffice to make such distribution in full, such assets shall be distributed to said Shareholders in proportion to the paid-up capital attributable to their respective holdings of such shares. The paid-up capital attributable to any share issued at a premium or at a lawful discount shall be the nominal value of such share, provided, however, that if less than the full issuance price of such share has been paid to the Company, the paid-up capital attributable thereto shall be such proportion of the nominal value as the amount paid to the Company bears to such full issuance price.

94. The assets, if any, remaining after the distribution pursuant to Article 93 hereof, shall, subject to applicable law and to the rights of the holders of shares with special rights as aforesaid, be distributed to the Shareholders entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made, whether or not the issuance price, or any portion thereof, has been paid.

                                   ANNEX 2(b)

                                   EMONY LTD.
                                 NO. 51-260506-4

                        UNANIMOUS WRITTEN RESOLUTIONS OF
                             THE BOARD OF DIRECTORS


The undersigned being all of the directors of Emony Ltd. (the "COMPANY"), having waived their right for a prior notice, do consent to the following written resolutions in lieu of a meeting in accordance with Article 69 of the Articles of Association of the Company.

IT WAS UNANIMOUSLY RESOLVED:


                           APPROVAL OF LOAN AGREEMENT

WHEREAS, the Company wishes to enter into a convertible loan agreement with certain shareholders, substantially in the form attached hereto as EXHIBIT A (the "LOAN AGREEMENT"), according to which the Company shall be granted a loan of US$ 2,150,000, convertible into Company's securities, at the terms and conditions set forth in the Loan Agreement; and

WHEREAS, in order to enable the transaction contemplated by the Loan Agreement, the Company is required to amend and replace its Articles of Association, substantially in the form attached hereto as EXHIBIT B (the "RESTATED ARTICLES"), in which a new class of B1 Preferred Shares shall be designated;

Mr. Amit Frenkel and Mrs. Rina Shiansky, members of the Company's Board of Directors, having certain personal interests in the transaction contemplated under the Loan Agreement, have avoided discussion or voting on this issue, all in accordance with the new Companies Law 5759-1999.

1. Resolved, that the Company shall enter into and execute the Loan Agreement and all other agreements and documents contemplated thereby.

2. Resolved, that the Board of Directors shall recommend to the shareholders of the Company to adopt the Restated Articles as part of the annual General Meeting of the Company's shareholders to be convened as set in resolution 10 below, and approve said Restated Articles, as required under the Loan Agreement and by Law.

3. Further resolved, that upon conversion of the Loan Amount according to the Loan Agreement, into Series B1 Preferred Shares of the Company, the Company shall be authorized to issue to the Lenders (as described in the Loan Agreement) such amount of Series B1 Preferred Shares as derived from the terms of the Loan Agreement and the Restated Articles. Upon such issuance, the Preferred B1 Shares shall be dully and fully paid, non-assessable, free of preemptive or similar rights and free and clear of any pledges, liens, claims, encumbrances or third party's rights of any kind and duly registered in the Company's shareholders register.

4. Resolved, that the signature of Mr. Sharon Peleg on the Loan Agreement and the transaction documents contemplated thereby, accompanied by the Company's stamp or printed name shall bind the Company; and

5. Be it further resolved that Mr. Gadi Gonen be, and hereby is, authorized, empowered and directed to negotiate the terms of the Loan Agreement on behalf of the Company and to take any and all further actions which may be necessary to effectuate the foregoing resolutions.


                                  BANK ACCOUNT

6. Resolved, to open an additional bank account for the Company with the First International Bank of Israel Ltd., Branch # 125 (the "SPECIAL ACCOUNT"), as required by the Loan Agreement; and

7. To empower Mr. Eyal Drami to execute all documents and forms necessary for opening said Special Account.

8. Notwithstanding any former resolution of the Board of Directors with respect to signature rights on behalf of the Company, be it resolved that the signature rights on behalf of the Company in the Special Account shall be one signatory from Group A together with one signatory from Group B, together with the Company's stamp or printed name:


                  Group A                        Group B
               -------------                   ------------
               Rina Shiansky                   Sharon Peleg
               Amit Frenkel                    Eyal Drami

                              FINANCIAL STATEMENTS

9. Resolved, that the Company's audited financial statements for the fiscal year ending December 31, 2000, and the non-audited (but reviewed) Q1/2001 financial statements as of March 31, 2001 a copy of which is attached hereto as EXHIBITS C1 AND C2 (the "FINANCIAL STATEMENTS"), are hereby approved.

10. The Board of Directors hereby calls for an annual general meeting of the Company's shareholders and shall issue notices of such meeting to all shareholders. The shareholders of the Company will be presented with the Financial Statements and the Board of Directors will recommend to the shareholders to approve the appointment of the firm of Kost, Forer and Gabbay as the Company's accountants for the fiscal year ending December 31, 2001. Notwithstanding the above, the shareholders of the Company may execute a written resolution in lieu of a meeting.

                       ALLOCATION OF OPTIONS TO EMPLOYEES

11. Resolved, to approve the allocation of options to certain employees of the Company or of the Company's subsidiary, as specified in EXHIBIT D hereto. Such options shall be allocated under the Company's employee stock option plan and shall have an exercise price of $0.449 per share.[confirmed]


                               TRANSFER OF SHARES

12. Resolved, (i) to approve the transfer of all shares held by Carmel VC Ltd. for Poalim Nechasim (Menayot) Ltd. ("TRANSFEROR"), to certain Permitted Transferees of Transferor (as specified in EXHIBIT E hereto), in accordance with the Company's Articles of Association as currently in effect and in accordance with the Restated Articles; and (ii) to direct the Secretary of the Company to register said transfer in the Company's register of shareholders.



This written resolution may be executed in counterparts and all of them together shall constitute one and the same instrument. This resolution is executed effective as of the last date set forth below.



--------------------------------               --------------------------------
        AMIT FRENKEL*                                  RINA SHIANSKY*

Date:                                          Date:
     ---------------------------                    ---------------------------


--------------------------------
         SHARON PELEG

Date:
     ---------------------------


* The signatures of Amit Frenkel and Rina Shiansky do not apply to resolutions 1-5 above, to the extent they have a personal interest therein.

                                  Annex 2(a/3)

                                   EMONY LTD.
                                (THE "COMPANY")
                                NO. 51-260506,4

                              NOTICE OF RESOLUTION
                             PURSUANT TO SECTION 21
                        OF THE COMPANIES LAW, 5759-1999

Notice is hereby given that in the ordinary meeting of the Shareholders of the company held on the 19 day of July, 2001, it was resolved:

Articles of Association and Share Capital

1. To replace the Company's Articles of Association with the Restated Articles of Association attached as Exhibit B thereto (the "RESTATED ARTICLES"), and thereby create a new class of shares - Series B1 Preferred Shares, par value NIS 0.01 each, bearing such rights as described in the Restated Articles.

2. To convert 2,500,000 Ordinary Shares, par value NIS 0.01 each, to 2,500,000 Series B1 Preferred Shares, par value NIS 0.01 each, bearing such rights as described in the Restated Articles.

                                   ANNEX 2(c)

                         FORM OF COMPLIANCE CERTIFICATE
                         -------------------------------
                         [ ON LETTERHEAD OF EMONY LTD. ]

                             COMPLIANCE CERTIFICATE

To:     Carmel Software Fund (Israel) L.P.
        Carmel Software Fund (Cayman) L.P.
        Carmel Software Fund (Delaware) L.P.
        Carmel V.C. Ltd. (acting for Siemens Venture Capital GmbH) Carmel Software Fund GbR
        Clal Electronics Ltd. (for SPR Infinity II Funds)
        Meir Barel
        Backweb Technologies Ltd.

                                                             Date: July __, 2001

Emony Ltd. (the "COMPANY") hereby represents and warrants as follows:

        1. All representations and warranties of the Company contained in the Convertible Loan Agreement dated July __, 2001 and all annexes thereto (the "AGREEMENT"), by and among the Company, Carmel Software Fund (Israel) L.P., Carmel Software Fund (Cayman) L.P., Carmel Software Fund (Delaware) L.P., Carmel V.C. Ltd. (acting for Siemens Venture Capital GmbH), Carmel Software Fund GbR, Clal Electronics Ltd. (acting for SPR Infinity II Funds), Meir Barel, and Backweb Technologies Ltd., are true and correct as of the date of this certificate.

        2. The Company has performed and complied with all obligations and covenants required to be performed or complied with by the Company prior to the Closing.



                                   Very truly yours,

                                    Emony Ltd.


                                    --------------------------------
                                    By:

                                   Annex 2(d)

                              [Opinion of Counsel]

                                     [DRAFT]

[Names of Lenders - TBD]
(each a "LENDER" and collectively, the "LENDERS")



        Reference is made to the Convertible Loan Agreement, dated July ___, 2001, and all Annexes thereto (the "AGREEMENT"), entered into by and between Emony Ltd. (the "Company") and the Lenders. We have acted as Israeli counsel for the Company in connection with certain matters related to the Agreement and are furnishing this opinion to you pursuant to Section 2(d) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

        As to matters of fact relevant to our opinions set forth herein, we have relied exclusively, without independent investigation or verification upon (i) the Agreement and all Annexes attached thereto (the "TRANSACTION DOCUMENTS"),
(ii) the Memorandum of Association dated February 23, 1998 and Articles of Association of the Company, in effect prior to or at Closing (the "CORPORATE DOCUMENTS"), (iii) the corporate records of the Company, as contained in our files, (iv) the resolutions of the Board of Directors and the Shareholders of the Company referred to in the Agreement, (v) all documents deemed appropriate by us for the purpose of furnishing this Opinion including an opinion of Klienhandler & Halevy dated October 12, 2000 furnished to the Company in conjunction with prior financing; and (vi) an officer's certificate dated as of July ___, 2001, furnished by an officer of the Company.

        In such examination we have assumed the genuineness of all signatures on original documents(other than signature on behalf of the Company), the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

        As used in this opinion, the expressions "to our knowledge", "known to us" or similar language with reference to matters of fact means the conscious awareness of facts or other information by any lawyer in our firm who was actively involved in reviewing the Transaction Documents, the Corporate Documents and other documentation made available to us by the Company and documentation which we deemed necessary in rendering this opinion. Further, the expressions "to our knowledge", "known to us" or similar language with reference to matters of fact means that after our above mentioned review and inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

        While we have no reason to believe that the officers executing any document on which we rely on in rendering this opinion, did not have personal knowledge of the matters contained therein or did not accurately set out such knowledge in such documents, we did not independently verify the matters set forth in such documents.

        For purposes of this opinion, we are assuming that the Lenders have all requisite power and authority, and, to the extent applicable, have taken any, and all necessary corporate or partnership action, to execute and deliver the Agreement and all related documents, and we are assuming that the representations and warranties made by you in the Agreement and pursuant thereto are true and correct. We are also assuming, that the Lenders shall purchase the Series B1 Preferred Shares to be issued to them upon conversion of the Loan, in good faith and without notice of any adverse claim.

        We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any.

        We express no opinion as to the legality, validity, binding nature or enforceability of any provision of any of the Transaction Documents (i) providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be excessive in amount or held to be unenforceable as contrary to public policy, or (ii) regarding the Lenders' ability to collect attorneys' fees and costs in an action involving the Transaction Documents, if the Lenders are not the prevailing party in such action.

        We have assumed that there are no agreements or understandings between or among the Company, any Lender or any third party entitled to rely thereon which would expand, modify or otherwise affect the terms of the Transaction Documents and the Corporate Documents or the respective rights or obligations of the parties thereunder, and that the Transaction Documents correctly and completely set forth the intent of all parties thereto.

        In giving our opinion in paragraph 8 below, we have relied on those Corporate Documents and other documentation of the Company as contained in our files.

        Based upon and subject to the foregoing, and subject to the qualifications hereinafter appearing and to any factual matters, documents or events not disclosed to us in our abovementioned examination, we are of the opinion that:

1. The Company is a company duly incorporated, is validly existing under the laws of the State of Israel, and has full corporate power and authority to own and lease its properties, to carry on its business as presently conducted, to bind itself under the terms of the Agreement and to comply with all of its obligations under the Agreement. The Agreement constitutes a valid and legally binding obligation of the Company.

2. The execution, delivery or performance by the Company of the Agreement, the issuance of the promissory notes (Annex 2(g) of the Agreement), the warrants (Annex 2(h) of the Agreement, and the Series B1 Preferred Shares upon conversion of the Loan pursuant to the terms of the Agreement, and the performance by the Company of its obligations under the Agreement will not give rise to, or result in any violation of, and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, (i) any provision of any Israeli law, statute, ordinance or regulation, or (ii) the Company's Memorandum and Articles of Association; or (iii), to our knowledge, any agreement, obligation, commitment, mortgage, indenture, instrument, judgment, decree or order to which the Company is a party or by which it is bound, nor, to our best knowledge, will it cause any financial or other obligation of the Company to become due before the day such obligation would have otherwise become due.

3. Upon conversion of the Loan and the issuance of the Series B1 Preferred Shares to the Lenders in accordance with the Agreement, the Series B1 Preferred Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive or similar rights. The Series B1 Preferred Shares shall have the rights, preferences and privileges set forth in the Corporate Documents, as amended under the Agreement.

4. the Company does not require any approval or consent from any person or entity for the execution, delivery and performance of the Agreement and the transactions contemplated thereunder, other than those stipulated in the Agreement.

5. Following the closing of the Agreement, the registered share capital of the Company shall be comprised of NIS 175,000 divided into 8,932,000 Ordinary Shares, 1,068,000 Preferred A Shares, 5,000,000 Preferred B Shares and 2,500,000 Preferred B1 Shares, all of nominal value NIS 0.01 per share, the Company's issued and outstanding share capital, the registered holders thereof and their respective shareholdings in the Company, all as prior to, and after giving effect to, the Closing, are as set forth in Annex 5 of the Agreement.

6. To the best of our knowledge, there are no pending or threatened actions, suits, claims or other proceedings (either legal or administrative), filed or authorized by the Company. To our best knowledge, there are no pending or threatened actions, suits, claims, investigations, or other proceedings (either legal or administrative), nor any court or arbitration judgment, against the Company or with regard to the Company and its business.

7. To the best of our knowledge, there is no fact which renders the Company's representations and warranties under the Agreement to be untrue or incorrect in any material manner, nor is there lacking any material fact necessary to make such representations and warranties not misleading.

8. The Company has duly adopted the New Articles as defined in the Agreement, and has duly taken all actions required for the reorganization of its share capital as required under the Agreement. Furthermore, the Company has duly taken all corporate actions required to give effect to its obligations under the Agreement.

9. Immediately prior to the Closing, the Board of Directors of the Company consists of Sharon Peleg, Rina Shiansky and Amit Frenkel.



This letter shall not be deemed an undertaking to advise you of any changes in such information occurring after the date hereof. This opinion is furnished to you solely in connection with the execution of the Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express prior written permission.

Very truly yours,

                                   ANNEX 2(e)

3 Pages via Facsimile
Facsimile Number: 972-3-9022434
Attention: Mr. Eyal Drami

TO:
EMONY LTD.

                                     NOTICE

Further to the letter dated July 10, 2001, and pursuant to Section 11 of the Articles of Association of the Company, we understand that we may exercise our Preemptive Right with respect to the issuance of Company's shares upon conversion of any portion of the Loan into Company's securities, as provided in the Agreement.

We hereby confirm that [Please check the box in the appropriate place and fill in the brackets]:

[ ] We wish to extend to the Company an aggregate loan of US $[_____________], convertible into shares of the Company.

[ ] We do not wish to purchase any portion of the shares, issued upon conversion of any portion of the Loan Amount.

Subject to the above, we hereby waive our preemptive rights under Section 11 to the Articles of Association of the Company, and any other first refusal, anti dilution and any other right with respect to Agreement and all transactions contemplated thereby, including without limitation, issuance of warrants (pursuant to the Agreement), and shares upon conversion of the Loan.



[Signature Pages Follow]

              [Signature Page of Preemptive Notice, July 10, 2001]

CARMEL SOFTWARE FUND (DELAWARE) L.P.

By:     CARMEL SOFTWARE L.P.
        Its General Partner

By:     CARMEL SOFTWARE LTD.
        Its General Partner

By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------


CARMEL SOFTWARE FUND (CAYMAN) L.P.

By:     CARMEL SOFTWARE L.P.
        Its General Partner

By:     CARMEL SOFTWARE LTD.
        Its General Partner

By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------


CARMEL SOFTWARE FUND GBR

By:     CARMEL SOFTWARE L.P.
        Its General Partner

By:     CARMEL SOFTWARE LTD.
        Its General Partner

By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------


                   [Signature Page of Preemptive Notice, July 10, 2001]

CARMEL SOFTWARE FUND (ISRAEL) L.P.

By:     CARMEL V.C. LTD.
        Its General Partner

By:_______________________

Name: _____________________

Title: ______________________


[CARMEL V.C. LTD.]
(acting for Poalim Nechasim (Menayot) Ltd.)


By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------



CARMEL V.C. LTD.
(acting for Siemens Venture Capital GmbH)

By:_______________________

Name: _____________________

Title: ______________________


CLAL ELECTRONICS LTD.
(acting for SPR Infinity II Funds)

By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------

MEIR BAREL

--------------------------
                   [Signature Page of Preemptive Notice, July 10, 2001]


BACKWEB TECHNOLOGIES LTD.


By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------


INMAM B.V.


By:
   --------------------------------

Name:
      ------------------------------

Title:
      ------------------------------

                                   ANNEX 2(F)

                                FIRST ADDENDUM TO
                          REGISTRATION RIGHTS AGREEMENT

        WHEREAS, Emony Ltd., an Israeli company (the "COMPANY") and certain holders of the Company's Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares, have entered into a Registration Rights Agreement, dated October 10, 2000 (the "REGISTRATION RIGHTS AGREEMENT"); and

        WHEREAS, concurrent with this Agreement, the Company and certain shareholders of the Company specified in Annex A hereto (the "LENDERS") have entered into a Convertible Loan Agreement (the "LOAN AGREEMENT"), pursuant to which the Company shall issue to the Lenders Series B1 Preferred Shares of the Company, upon conversion of the Loan, all as provided in the Loan Agreement.

        WHEREAS, the parties hereto wish to set forth certain terms and conditions relating to the Ordinary Shares of the Company to which the Series B1 Preferred Shares (and shares that may be issued upon exercise of preemptive and anti-dilution rights with respect to the Series B1 Preferred Shares) shall be converted into (the "B1 SHARES").

NOW, THEREFORE, the parties agree as follows:

1. The provisions of the Registration Rights Agreement shall apply, mutatis mutandis, to the B1 Shares, as described below.

2. Any reference in the Registration Rights Agreement to: (i) the "Shareholders" shall be deemed as reference also to holders of Series B1 Preferred Shares (ii) the "Series B Preferred Shares" or "Preferred B Shares" - shall be deemed a reference to the Series B Preferred Shares and the Series B1 Preferred Shares; (iii) the "Shares" - shall be deemed a reference to the Series A Preferred Shares and the Series B Preferred Shares currently held by Inman B.V. and the Investors, shares issuable thereto upon exercise of warrants granted thereto upon signature of the Registration Rights Agreement and shares that may be issued thereto upon exercise of preemptive and anti-dilution rights with respect to the above detailed shares, and the B1 Shares, all as shall be converted into Ordinary Shares; (iv) the "Holders of Series B Preferred Shares" - shall be deemed a reference to the holders of Series B Preferred Shares and the holders of Series B1 Preferred Shares.

3. Any capitalized term used herein not otherwise defined, shall have the meaning ascribed to it in the Registration Rights Agreement.

4. Except as provided herein, the provisions of the Registration Rights Agreement shall remain unchanged. The Registration Rights Agreement together with this Addendum constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof.


[signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Addendum to the Registration Rights Agreement, as of this July ____, 2001.

-----------------------------------
Emony Ltd.

By:
   --------------------------------
Title:
      -----------------------------

------------------------------------     -----------------------------------
Carmel Software Fund (Israel) LP         Carmel Software Fund (Cayman) LP

By:                                      By:
   --------------------------------         --------------------------------
Title:                                   Title:
      -----------------------------            -----------------------------

-----------------------------------      -----------------------------------
Carmel Software Fund (Delaware) LP       Carmel VC Ltd. (for Siemens Venture
                                         Capital GmbH)

By:                                      By:
   --------------------------------         --------------------------------
Title:                                   Title:
      -----------------------------            -----------------------------


-----------------------------------      -----------------------------------
MEIR BAREL                               Carmel Software Fund GbR

                                         By: Carmel Software L.P.
                                             (Its General Partner)
                                         By: Carmel Software Ltd.
                                             (Its General Partner)

                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------


-----------------------------------      -----------------------------------
Clal  Electronics  Ltd. (for SPR         Backweb Technologies Ltd.
Infinity II Funds)

                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------


-----------------------------------      -----------------------------------
SHARON PELEG                             INMAN B.V.

                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------


-----------------------------------      -----------------------------------
GADI GONEN                               Jerusalem Hi-Tech Founders Ltd.

                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------

ANNEX 2(g)

                                PROMISSORY NOTE

$__________                                                     Tel Aviv, Israel

                                                                          [Date]


     FOR VALUE RECEIVED, Emony Ltd., an Israeli private company (Reg. No. 51-260506-4) ("MAKER") hereby promises to pay to the order of __________________ or its successors or assigns, as the case may be ("PAYEE"), at Payee's principal place of business, or such other place as may be specified in writing by Payee, the principal sum of _____________________ U.S. Dollars ($__________), plus interest on the unpaid principal balance outstanding hereon from the date hereof at a rate of LIBOR for 6 month loans as quoted by Bank Leumi LeIsrael Ltd. plus 1.5% (one and a half percent) per annum, compounded monthly based on a three hundred and sixty-five day year.

     This note shall be due and payable on __________________ (unless postponed with the prior written consent of the Payee).

     Maker shall not have the right to prepay all or any part of this promissory note without the prior written consent of the Payee.

     Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

     This promissory note is issued under the terms and provisions of the convertible loan agreement between Maker and Payee, effective August 6, 2001 (the "LOAN AGREEMENT"). The holder hereof is entitled to all of the benefits and subject to all of the obligations provided for in said Loan Agreement, or referred to in said Loan Agreement, including conversion hereof as provided under Section 3 thereof. Reference is made to the Loan Agreement for a statement of the terms and conditions under which this indebtedness was incurred (including conversion, waiver, etc.) and the events of default under which the due date of this promissory note may be accelerated. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

     This promissory note shall be governed by the laws of the state of Israel.

     IN WITNESS WHEREOF, Maker has executed this promissory note as of the date first above written.




                                                            Emony Ltd.

                                                            By
                                                              -----------------
                                                            Name
                                                                ---------------







ANNEX 2(h)

To:                              (the "HOLDER")
    ---------------------------

    ---------------------------

Date: July __, 2001                                             Warrant No. B1-1

                          SERIES B1 WARRANT CERTIFICATE

              to Convert a debt into Series B1 Preferred Shares of

                                   EMONY LTD.

                              VOID AFTER 24:00 p.m.
              On the last day of the Warrant Period (defined below)


This is to certify that the Holder is entitled to purchase by way of conversion, subject to the provisions of this Warrant, from Emony Ltd. (the "COMPANY"), Series B1 Preferred Shares of the Company ("PREFERRED SHARES"), at such times, conversion rate and amounts and subject to such terms and conditions as set forth below.

1.      WARRANT PERIOD

        This Warrant may be exercised at any time, in whole, from the date hereof and until immediately prior to the closing of one or more investment transactions with aggregate net cash proceeds to the Company (excluding the amount of the conversion hereunder and excluding the amount of any other debt converted at such time into equity) of at least five million U.S. dollars (U.S.$5,000,000) at a price per share of at least the Conversion Price, as defined below (the "QUALIFYING INVESTMENT") (such period, the "WARRANT PERIOD"):

2.      WARRANT SHARES AND CONVERSION PRICE

        The Holder is entitled to purchase by way of conversion, up to such number of Preferred Shares being the outcome of DIVIDING any un-repaid amount of a loan granted by the Holder to the Company pursuant to a certain Convertible Loan Agreement among the Company and certain lenders (the "CONVERTIBLE LOAN AGREEMENT"), in a principle amount of US$___________ (_____________U.S. Dollars) ("LOAN AMOUNT") bearing an interest at the rate of LIBOR for 6 month loans as quoted by Bank Leumi LeIsrael Ltd. plus 1.5% (one and a half percent) per annum, compounded monthly, commencing at the date of grant of the Loan Amount and computed on the basis of a 365-day year for the actual number of days elapsed (the "INTEREST", and together with the Loan Amount shall be referred to as the "WARRANT AMOUNT"), by a conversion price of US$1.034 (one US Dollar three cents and four tenths of a cent) (the "CONVERSION PRICE"), subject to adjustments in the Conversion Price as a result of stock splits and/or distribution of bonus shares and/or as otherwise set below (the "WARRANT SHARES").

3.      EXERCISE OF WARRANT

        (a) EXERCISE. Subject to the provisions hereof, this Warrant may be exercised at any time in whole during the Warrant Period. This Warrant shall be exercised by notice to the Company, and presentation and surrender hereof to the Company at the principal office of the Company, accompanied by a written notice of exercise (the "NOTICE") specifying the number of Warrant Shares subject to the Notice and the applicable Warrant Amount and Conversion Price. Such notice shall become effective when given (the "EFFECTIVE DATE"), provided, however that if this Warrant is being exercised prior to a Qualifying Investment, such exercise may be conditioned upon the occurrence of a Qualifying Investment such that if the Qualifying Investment does not occur within 30 days thereafter such notice of exercise shall be deemed null and void and the Warrant shall continue in full force and effect.

        (b) ISSUANCE OF THE WARRANT SHARES. Upon presentation and surrender of the Notice, the Company shall issue promptly to the Holder (and no later than 14 days from receipt of a Notice) the Preferred Shares to which the Holder is entitled thereto.

        (c) Upon receipt by the Company of the Notice, the Holder shall be deemed to be the Holder of the Preferred Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such Preferred Shares shall not then be actually delivered to the Holder. The Company shall pay all taxes and other charges that may be payable in connection with the issuance of the Preferred Shares and the preparation and delivery of share certificates pursuant to this
Section 3 in the name of the Holder, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant or the Preferred Shares by the Holder.

        (d) No fractions of Preferred Shares shall be issued in connection with the exercise of this Warrant, and the number of Preferred Shares issued shall be rounded to the nearest whole number.

        (e) The Company covenants that the Preferred Shares issuable hereunder, when issued and allotted in accordance with this Warrant, and the Ordinary Shares issuable upon conversion of such Preferred Shares, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive or similar rights; will have the rights, preferences and privileges set forth in the Articles of Association of the Company; will be free and clear of any pledges, liens, claims, encumbrances or third party rights of any kind, and duly registered in the name of the Holder in the Company's shareholders register.

4.      RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER

        The Company hereby agrees that at all times it will maintain and reserve, free from pre-emptive rights, such number of authorized but un-issued Preferred Shares so that this Warrant may be exercised without additional authorization of Preferred Shares after giving effect to all other warrants, options, convertible securities and other rights to acquire shares of the Company. The Company further agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company.

5.      LOSS OF WARRANT

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

6.      ADJUSTMENT

        The number of Preferred Shares purchasable upon the exercise of this Warrant and the Conversion Price shall be subject to adjustment from time to time or upon exercise as provided in this Section 6:

        (One) If, during the Warrant Period, the Company shall make a dividend or other distribution of Company's securities to the current holders of Ordinary Shares (i.e. bonus shares), the number of the Preferred Shares purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of Ordinary Shares (on an as converted basis) outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of bonus shares, such increase to become effective immediately after the opening of business on the date following such distribution, and upon the happening of such an event the Conversion Price shall be adjusted appropriately.

        (Two) If, during the Warrant Period, the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the number of the Preferred Shares purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the number of the Preferred Shares purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, and in each case the Conversion Price shall be adjusted appropriately.

        (c) If during the Warrant Period, the Company closes one or more issuances or equity securities on terms (including, without limitation, as to price) more favorable to the investors than the terms of the conversion herein, then the Holder shall be entitled to such more favorable terms as to the conversion hereunder.

        (d) In the event of a merger or sale of all or substantially all of the shares or assets of the Company during the Warrant Period, the Holder shall be entitled to convert the Warrant Amount into the most senior class of shares of the Company at a price per share to be based on a pre-money valuation of the Company equal to the lower of: (i) the pre-money valuation for purposes of the merger or sale of all or substantially all the shares or assets of the Company, or (ii) a conversion price of U.S.$1.04 (one U.S. Dollar and four cents) per share.

        Nothing herein shall in any way or manner limit or derogate from any other adjustments of the conversion ratio of the Preferred Shares into Ordinary Shares of the Company or the Warrant Shares as set forth in the Company's Articles of Association.

7.      NOTICE

        Whenever the Holder shall request in writing, the Company shall promptly compute the number of Preferred Shares purchasable hereunder and mail to the Holder at the last address provided to the Company in writing a certificate, signed by a principal financial officer of the Company, setting forth the number of Preferred Shares for which this Warrant is exercisable and the Conversion Price thereof.

8.      RIGHTS OF THE HOLDER

        (a) Without limiting the foregoing or any remedies available to the Holder, the Holder will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Warrant.

        (b) The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company.

        (c) If at any time the Company shall adopt a resolution regarding its liquidation, dissolution or winding up, this Warrant, at the holder's sole discretion, shall be deemed to have been exercised, and the Warrant Shares issued pursuant hereto, prior to such resolution.

9.      REGISTRATION RIGHTS

        Upon exercise of this Warrant, the Holder shall have and be entitled to exercise the rights of registration granted under that certain Registration Rights Agreement between the Company, the Holder and the other parties named therein, dated October 10th, 2000, with respect to the Preferred Shares issued on exercise of this Warrant and the Ordinary Shares obtained upon conversion of such Preferred Shares.

10.     INVESTMENT REPRESENTATION

        Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any other securities laws. The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution; and (b) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws, or based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

11.     TERMINATION

        This Warrant and the rights conferred hereby shall terminate (save for the right of registration granted with respect to shares obtained on the exercise of this Warrant pursuant to Section 9 above) at the aforementioned time on the last day of the Warrant Period, 24:00.

12.     GOVERNING LAW

        This Warrant shall be governed by, and interpreted in accordance with, the laws of the state of Israel, without giving effect to the rules respecting conflict of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel Aviv in respect of any dispute or matter arising out of or connected with this Warrant.

13.     TRANSFER AND ASSIGNMENT

        This Warrant and the rights, privileges and obligations conferred hereby shall be transferable and assignable by the Holder, at its discretion, subject only to limitations set forth in the Company's Articles of Association and in the Convertible Loan Agreement. If this Warrant should be transferred in part only, the Company shall, upon surrender of this Warrant for cancellation, together with funds sufficient to pay any required transfer tax, cause to be delivered to the Holder and to the transferee without charge new Warrant Certificates of like tenor with this Warrant in the respective names of the Holder and of the transferee, evidencing, separately, the rights of the Holder and the rights of the transferee to purchase their respective shares of the Common Shares purchasable hereunder.

Date:
     -------------------


        ----------
        EMONY LTD.

        By:
           -----------------------------
        Name:
             ---------------------------
        Title:
              --------------------------